UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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ViroPharma Incorporated

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VIROPHARMA INCORPORATED

730 Stockton Drive

Exton, Pennsylvania 19341

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2011

To Our Stockholders:

Our annual stockholders’ meeting will be held on Monday, May 23, 2011 at 10:00 a.m., local time, at The Desmond Hotel, One Liberty Boulevard, Malvern, PA, 19355 for the following purposes:

1. To elect three (3) Class III directors to our board of directors. Each director elected by the stockholders will serve for a three-year term expiring at the 2014 annual stockholders’ meeting and until each such director’s successor has been elected and qualified.

2. To hold an advisory vote on executive compensation.

3. To hold an advisory vote on the frequency of the advisory vote on executive compensation.

4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

5. To transact any other business that may properly arise at the meeting.

Any action may be taken on these matters at the annual meeting, or on the date to which the annual meeting may be continued, postponed or adjourned. Our board of directors has chosen April 4, 2011 as the record date for determining the stockholders who will be entitled to receive notice of our annual meeting and to vote at that meeting. We will maintain a complete list of our stockholders entitled to vote at the annual meeting at our headquarters, located at 730 Stockton Drive, Exton, Pennsylvania, for a period of ten days before the annual meeting.

The proxy statement included with this notice discusses each of our proposals to be considered at the annual meeting of stockholders. We also have included a copy of our annual report to stockholders for the year ended December 31, 2010 for your review.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders on May 23, 2011

While we are sending you this full set of proxy materials, this notice of annual meeting of stockholders, the proxy statement and our annual report to stockholders for the year ended December 31, 2010 are also available at www.proxyvote.com. Information included in our website, other than the notice of annual meeting of stockholders, the proxy statement and the annual report to stockholders for the year ended December 31, 2010, is not part of the proxy soliciting materials.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible so that we can count your vote. We have included a postage-prepaid envelope for your use, or you may follow the instructions on your proxy card for voting by Internet or by telephone. Submitting your instructions by any of these methods will not affect your right to attend the meeting and vote in person.

By order of the board of directors,
J. Peter Wolf
Vice President, General Counsel and Secretary

April 6, 2011

Exton, Pennsylvania

VIROPHARMA INCORPORATED

730 Stockton Drive

Exton, Pennsylvania 19341

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2011

We are sending you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares at our 2011 annual meeting of stockholders, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement. The annual meeting will be held on May 23, 2011 at 10:00 a.m., local time, at The Desmond Hotel, One Liberty Boulevard, Malvern, PA, 19355. If you need directions to the annual meeting, please contact Investor Relations at (610) 458-7300. We began mailing this proxy statement and the accompanying proxy card on or about April 15, 2011. We have also included our annual report to stockholders for the year ended December 31, 2010 for your review. The annual report to stockholders is not part of the proxy soliciting materials.

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders, including (i) the election of Class III directors, (ii) to hold an advisory vote on executive compensation, (iii) to hold an advisory vote on the frequency of the advisory vote on executive compensation and (iv) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

Who is entitled to vote at the annual meeting?

Only holders of our common stock, $0.002 par value per share, as of the close of business on April 4, 2011, the record date, are entitled to receive notice of our annual meeting and to vote at the meeting. On April 4, 2011 there were 75,927,672 shares of our common stock outstanding. Each common stockholder that is entitled to vote will have the right to one vote for each share of common stock outstanding in such stockholder’s name at the close of business on the record date.

Do I have to attend the meeting in order to vote?

No. If you want to have your vote count at the meeting, but not actually attend the meeting in person, you may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Internet—If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

By Telephone—You may submit your proxy from any location in the United States or Canada by following the “Vote by Telephone” instructions on the proxy card.

By Mail—You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid envelope. If you hold your shares in street name, you should follow the directions provided by your broker or nominee regarding how to instruct your broker or nominee. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below.

If you are a registered holder, your shares will be voted in the manner that you indicate in your proxy. The proxy card provides spaces for you to vote “FOR,” or to “WITHHOLD” your authority to vote your shares for the nominees for the board of directors. The proxy card also provides spaces for you to vote “FOR” or “AGAINST” or “ABSTAIN” from voting in connection with our proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm for fiscal 2011 and our proposal to approve (on an advisory, non-binding basis) the compensation of our named executive officers. The proxy card will also provide spaces for you to vote (on an advisory non-binding basis) for the option of every one year, two years or three years as the frequency with which stockholders will have an advisory vote on executive compensation. If you return a signed proxy card but do not indicate how you wish to vote your shares, your shares will be voted FOR the election of the three (3) Class III director nominees, FOR the approval of the compensation of our named executive officers, FOR three years as the frequency with which stockholders will have an advisory vote on executive compensation, and FOR the ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2011.

What if my shares are held in “street name?”

If you hold your shares in “street name” through a broker or other nominee, then the broker who holds your shares has the authority under the applicable stock exchange rules to vote on certain items when they have not received instructions from you. For example, we believe that brokers that do not receive instructions from you are entitled to vote those shares to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2011. In addition, pursuant to New York Stock Exchange (NYSE) rules, your broker will NOT be able to vote your shares with respect to the election of directors, the advisory vote on executive compensation and the advisory vote on the frequency of the advisory vote on executive compensation if you have not provided directions to your broker. We strongly encourage you to submit your voting instruction card and exercise your right to vote as a stockholder.

How many shares entitled to vote must be present to conduct business at the annual meeting?

We need a quorum of stockholders to hold a valid annual meeting. A quorum will be present if a majority of the common stock outstanding and entitled to vote at the annual meeting is present in person or by proxy. If a quorum is present, we will be able to conduct business at the meeting. Broker non-votes and votes withheld are counted as present for the purpose of establishing a quorum.

What are the recommendations of our board of directors?

The recommendations of our board of directors are set forth in the description of the matters to be acted on in this proxy statement. In summary, our board of directors recommends a vote:

•	FOR the election of the Class III director nominees (see PROPOSAL 1);

•	FOR the advisory resolution approving the compensation of our named executive officers as described in this proxy statement (see PROPOSAL 2);

•	FOR the advisory resolution recommending that you vote for conducting an advisory vote on the compensation of our named executive officers every three (3) years (see PROPOSAL 3); and

•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2011 (see PROPOSAL 4).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, they will vote in their own discretion.

What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. Broker non-votes and properly executed proxies marked “WITHHOLD” with respect to the election of a Class III director, proposal 1, will not be voted with respect to the director indicated, although they will be counted for purposes of determining whether there is a quorum present at the meeting. As a result, the director nominee receiving the highest number of votes for each available seat will be elected to our board of directors.

The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote is required for the advisory vote on executive compensation. Because this vote is advisory and is not binding on our board of directors, the compensation committee, which is responsible for designing and administering our executive compensation program, will take into account the outcome of the vote when considering future executive compensation arrangements as it deems appropriate. Abstentions will have the same effect as voting against the resolution. Because broker non-votes are not counted as votes for or against this resolution, they will have no effect on the outcome of the vote, although they will be counted for purposes of determining whether there is a quorum present at the meeting.

The option of three years, two years or one year that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by stockholders. However, because this vote is advisory and is not binding on our board of directors, the board of directors may decide that it is in the best interests of our stockholders and our company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2011 is required for approval of proposal 4. A properly executed proxy marked “abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Because broker non-votes are not counted as votes for or against this resolution, they will have no effect on the outcome of the vote, although they will be counted for purposes of determining whether there is a quorum present at the meeting.

Any other matter submitted to the stockholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in person or by proxy, at the annual meeting, unless a greater percentage is required either by law or by our amended and restated certificate of incorporation or amended and restated bylaws. If you “abstain” from voting on any of these matters, your abstention will be considered as present and entitled to vote for purposes of determining the presence of a quorum, but will have the effect of a vote “AGAINST” the particular matter.

Can I change my vote after I return the proxy card?

Yes. You may change your proxy instructions at any time prior to the vote being taken at the annual meeting. For shares held directly in your name, you may accomplish this by sending a written revocation or delivering a new proxy bearing a later date (which automatically revokes the earlier proxy) before the annual meeting to our corporate secretary, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you in street name through your broker or nominee, you may accomplish this by submitting new voting instructions to your broker or nominee.

How can I get additional information about the company?

We will provide you (without charge) with a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Please address your requests for such documents to our Vice President, General Counsel and Secretary of ViroPharma Incorporated, 730 Stockton Drive, Exton, Pennsylvania 19341, telephone number (610) 458-7300.

Householding of Annual Meeting Materials

If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 (telephone number:1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to or call our Vice President, General Counsel and Secretary of ViroPharma Incorporated, 730 Stockton Drive, Exton, Pennsylvania 19341, telephone number (610) 458-7300. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting our Vice President, General Counsel and Secretary in the same manner.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2011

Our 2011 notice of annual meeting and proxy statement and 2010 annual report to stockholders are available at www.proxyvote.com.

Please see “About the Annual Meeting” beginning on page 1 of this proxy statement for the following information:

•	Date, time and location of the 2011 annual meeting.

•	How to obtain directions to the meeting.

•	How to vote in person at the meeting.

•	An identification of each separate matter to be acted on at the annual meeting.

•	The recommendations of our board of directors regarding those matters.

New rules adopted by the Securities and Exchange Commission allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of materials to stockholders. However, in the future we may take advantage of this new distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the Internet. It would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware and our amended and restated certificate of incorporation and amended and restated bylaws, our business, property and affairs are managed under the direction of the board of directors. Although our directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the board of directors and committees of the board of directors.

Our corporate governance and nominating committee maintains our Corporate Governance Guidelines, which address the composition and operation of the board of directors. These guidelines are available on the Investor section of our website (www.viropharma.com) by selecting “Investors” and then “Corporate Governance”. In accordance with these guidelines, our chief executive officer, Mr. Milano serves as our Chairman of the board of directors and Mr. Pien serves as Lead Independent Director of the board of directors. Our board of directors has determined that each of the directors listed above, with the exception of Mr. Milano, is independent under applicable NASDAQ rules. Mr. Milano is not an independent director because of his current employment as our chief executive officer.

Our board of directors currently consists of seven directors. The board consists of three classes of directors, with each director serving a three-year term. The members of the board of directors on the date of this proxy statement, and the committees of the board on which they serve, are identified below:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Paul A. Brooke	*

William D. Claypool, M.D.		*

Michael R. Dougherty	**		*

Robert J. Glaser		**

John R. Leone	*

Vincent J. Milano

Howard H. Pien			**

*	Member
**	Chair

Board Leadership Structure and Role in Risk Oversight

The board evaluates its leadership structure and role in risk oversight on a periodic basis. The board determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of our company or other relevant factors. As further discussed below, after considering these factors, the board determined that continuing to combine the positions of Chairman of the board and chief executive officer is the appropriate board leadership structure at this time.

The board currently combines the role of Chairman of the board with the role of chief executive officer, coupled with a lead independent director position to further strengthen the governance structure. The board believes this provides an efficient and effective leadership model for our company and leverages Mr. Milano’s long tenure with and institutional knowledge of our company. Combining the Chairman and chief executive officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.

The board has also established a strong, independent, clearly-defined lead director role. The Lead Independent Director presides at all meetings of the board at which the Chairman is not present; including executive sessions of the independent directors; serves as liaison between the Chairman and the independent directors; is involved in establishing the agendas for meetings of the board of directors and the nature of information presented at such meetings and has the authority to call meetings of the independent directors. In addition, the board of directors regularly holds executive sessions of the independent directors to assure effective independent oversight. In 2010, the independent members of the board of directors met five (5) times in executive session.

The board is also responsible for oversight of our risk management practices while management is responsible for the day-to-day risk management processes. Our executive management team evaluates enterprise risks and shares their assessment of such risks with a board committee or the full board for oversight. The nominating and corporate governance committee receives periodic reports from management regarding the most significant risks facing us and assists the board in its oversight role. In addition, financial risks and our internal control environment are overseen by the audit committee and the compensation committee considers how risks taken by management could impact the value of executive compensation.

Committees and Meetings of the Board

The board of directors has a compensation committee, an audit committee and a nominating and corporate governance committee. During 2010, the board of directors held six (6) meetings, the compensation committee held six (6) meetings, the audit committee held five (5) meetings and the nominating and corporate governance committee held two (2) meetings. All directors attended at least 75% of the combined number of full board meetings and meetings of board committees on which each such director served, other than Dr. Baldino who took a medical leave of absence from his principal employer commencing in August 2010 and passed away in December 2010. Dr. Baldino attended all board meetings prior to the medical leave of absence. Our Corporate Governance Guidelines provide that members of the board of directors are expected to attend our annual meeting of stockholders. All of the members of our board of directors were in attendance at our 2010 annual meeting.

If you would like to communicate with our board of directors, please send a letter to the following address: ViroPharma Incorporated, Attention: Board of Directors c/o General Counsel and Secretary, ViroPharma Incorporated, 730 Stockton Drive, Exton, Pennsylvania 19341. Our General Counsel will review each such communication and forward a copy or summary to each member of the board of directors if such correspondence relates to the functions of the board or its committees or that otherwise require the board’s attention.

Compensation Committee

The compensation committee’s responsibilities include: (i) overseeing our incentive compensation plans and equity-based plans, (ii) annually reviewing and approving the salary and other compensation of our chief executive officer and other executive officers, (iii) reviewing incentive compensation arrangements to ensure that such compensation arrangements do not encourage unnecessary risk taking, (iv) reviewing and recommending the frequency with which the company should permit stockholders to have an advisory vote on executive compensation (say on pay) and the results of say on pay resolutions, and (v) annually establishing the parameters for the compensation of all other employees. The compensation committee charter is available on the Investor section of our website (www.viropharma.com) by selecting “Investors” and then “Corporate Governance”. The current members of the compensation committee are Mr. Glaser (Chairman) and Dr. Claypool, each of whom are independent under applicable NASDAQ rules.

The compensation committee has the authority to delegate authority to subcommittees. The compensation committee has previously delegated authority to make option grants to non-executive employees from a pool of options approved by the compensation committee to a committee comprised of Vincent Milano and J. Peter Wolf.

Audit Committee

The audit committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent registered public accounting firm, (ii) appointing, replacing and discharging the independent registered public accounting firm, (iii) pre-approving the professional services provided by the independent registered public accounting firm, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent registered public accounting firm, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent registered public accounting firm. The charter was amended in May 2005 and is available on the Investor section of our website (www.viropharma.com) by selecting “Investors” and then “Corporate Governance”. The current members of the audit committee are Mr. Dougherty (Chairman), Mr. Brooke and Mr. Leone, each of whom meets the definition of an “independent” director as set forth in the NASDAQ rules and the rules of the Securities and Exchange Commission. The board of directors has determined that Mr. Dougherty is an “audit committee financial expert,” as such term is defined under the rules of the Securities and Exchange Commission.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of our Corporate Governance Guidelines. In addition, the nominating and corporate governance committee is responsible for (i) reviewing the composition and size of the board, (ii) reviewing and determining the eligibility criteria for board candidates, (iii) assessing the range of skills and expertise of candidates (in consultation with the Chairman of the board of directors), (iv) recommending candidates to the board for nomination, and (v) oversees the procedures for conducting the assessment of the board of directors. The charter of the nominating and corporate governance committee is available on the Investor section of our website (www.viropharma.com) by selecting “Investors” and then “Corporate Governance”. The current members of the nominating committee are Mr. Pien (Chairman) and Mr. Dougherty. Each member of the nominating and corporate governance committee is independent within the meaning of SEC regulations, the listing standards of the NASDAQ Stock Market and our Corporate Governance Guidelines.

Director Nominations

The nominating and corporate governance committee seeks director candidates based upon a number of qualifications, including their independence, knowledge, judgment, character, leadership skills, education and experience. The board particularly emphasizes a candidate’s judgment, integrity, ethics, and his or her independence, entrepreneurial instincts, commitment to our values and ability to work as a member of a team. The candidate’s background should include pharmaceutical related clinical or commercial experience, experience in business development, exposure to reimbursement issues and hospital settings or experiences in finance related areas. The board does not generally rely upon third-party search firms to identify board candidates. Instead, the board relies on recommendations from a wide variety of its business contacts, including current executive officers, directors and stockholders, as a source for potential board candidates. The nominating and corporate governance committee evaluates the above criteria as well as the current composition of the board of directors and the need for audit committee expertise. The nominating and corporate governance committee also considers the diversity of the background, professional experience, education and skill set in identifying the director nominees but does not have a formal diversity policy. The nominating and corporate governance committee then nominates the candidates that it believes best suit our needs. After completing this evaluation, the nominating and corporate governance committee makes a recommendation to the full board of directors as to the persons who should be nominated by the board of directors, and the board of directors determines the nominees after considering the recommendation of the nominating and corporate governance committee.

The board of directors will consider stockholder recommendations for directors sent to the General Counsel and Secretary, ViroPharma Incorporated, 730 Stockton Drive, Exton, Pennsylvania 19341. Stockholder

recommendations for directors should include (i) the name and address of the stockholder recommending the person to be nominated, (ii) a representation that the stockholder is a holder of record of our common stock, including the number of shares held and the period of holding, (iii) a description of all arrangements or understandings between the stockholder and the recommended nominee, (iv) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended and (v) the consent of the recommended nominee to serve as a director of ours if so elected. Stockholders’ nominees that comply with these procedures will receive the same consideration by the board of directors that other nominees receive.

Compensation of Directors

During 2010 directors that were not executive officers of the company, and directors that are not affiliated with a person or entity that has been granted a contractual right to appoint a director to the board of directors, received a cash retainer of $25,000. These directors also received $2,500 for each board meeting, and $1,000 for each committee meeting that they attend, plus travel expenses. A non-executive Chairman of the board of directors would have received an additional cash retainer of $30,000. The Chairman of the audit committee received an additional cash retainer of $10,000, the Chairman of the compensation committee received an additional cash retainer of $5,000 and the Chairman of the nominating and corporate governance committee received an additional cash retainer of $5,000. The Lead Independent Director received an additional cash retainer of $10,000. Independent directors also received an option grant to purchase 25,000 shares, vesting in equal increments over three years, upon their initial election to the board as well as option grants annually to purchase 15,000 shares of our common stock that vest one year after the date of grant. In February 2010, each of our directors, other than Mr. Milano, received the annual option grant to purchase 15,000 shares of our common stock. We also reimbursed directors for travel expenses incurred in connection with attending meetings of the board, committee and stockholder meetings. We do not provide retirement benefits or other perquisites to non-employee directors under any current program.

Each of our directors and officers are parties to an indemnification agreement with us. Under these agreements, our directors and officers will be indemnified against liabilities and expenses incurred in connection with their services to us to the fullest extent permitted under Delaware law. These indemnification rights are subject to each director and officer meeting the applicable standard of care and to a determination to provide such indemnification by a majority of disinterested directors or by independent counsel.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
Frank Baldino, Jr.,	$32,500	$102,797	$135,297

Paul Brooke	$47,035	$102,797	$149,832

William Claypool	$48,350	$102,797	$151,147

Michael Dougherty	$65,000	$102,797	$167,797

Robert J. Glaser	$53,527	$102,797	$156,324

John Leone	$45,438	$102,797	$148,235

Howard H. Pien	$67,287	$102,797	$170,084

(1)	Consists of payments as described above as well as reimbursement of travel expenses as follows: Mr. Brooke, $3,035, Mr. Claypool, $3,350, Mr. Glaser, $3,527, Mr. Leone, $1,439 and Mr. Pien $10,287.

(2)	On February 22, 2010, each of the non-employee directors received a grant of stock options to purchase 15,000 shares of our common stock at an exercise price of $10.76 per share, which vest one year after the date of grant. The options granted to Dr. Baldino will not vest.
(3)	This column shows the grant date fair value of awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). A discussion of assumptions used in calculating award values may be found in Note 12 to our 2010 audited financial statements in our Form 10-K. At the fiscal year ended December 31, 2010, the aggregate number of stock options outstanding for each independent director was as follows: Dr. Baldino 834; Mr. Brooke 110,000 Dr. Claypool 93,641; Mr. Dougherty 55,000; Mr. Glaser 70,000; Mr. Leone 70,000; and Mr. Pien 67,500.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics applicable to our principal executive officer and principal financial and accounting officer and persons performing similar functions. In addition, the Code of Business Conduct and Ethics applies to our employees, officers, directors, agents and representatives. Our Code of Business Conduct and Ethics is intended to comply with the rules of the Securities and Exchange Commission and NASDAQ rules. The Code of Business Conduct and Ethics was amended in February 2010 and filed with Securities and Exchange Commission as an exhibit to our Form 8-K filed on February 24, 2010. The Code of Business Conduct and Ethics is available on our website at www.viropharma.com by selecting “Investors” and then “Corporate Governance”.

Majority Vote Policy

Our board adopted a Majority Vote Policy which sets forth our procedures to be followed if a director-nominee is elected, but receives a majority of “withheld” votes. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the stockholder vote. The Corporate Governance Committee is then required to make a recommendation to the board of directors with respect to any such letter of resignation. The board of directors is required to take action with respect to this recommendation and to disclose its decision-making process. The policy is available on our website at www.viropharma.com by selecting “Investors” and then “Corporate Governance”.

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

Our board of directors currently consists of seven (7) directors. The board consists of three classes of directors, with each director serving a three-year term. Each year, one class of directors comes up for election. At the annual meeting, stockholders will vote on the election of three (3) Class III directors. The Class III directors elected at the annual meeting of stockholders will serve until the 2014 annual meeting of stockholders and until each such director’s successor has been elected and qualified, except if the director resigns, is removed or dies before such time.

The Class III nominees for election to the board of directors at the annual meeting are John R. Leone, Vincent J. Milano and Howard H. Pien. The Class I directors presently are Paul A. Brooke, Michael R. Dougherty and Robert J. Glaser. The Class II director presently is William D. Claypool, M.D.

The affirmative vote of a plurality of shares of the common stock present or represented by proxy at the annual meeting and entitled to vote is required for the election of each of John R. Leone, Vincent J. Milano and Howard H. Pien. If any of these nominees should become unable or unwilling to accept nomination or election, a circumstance which we do not expect, the proxy holders intend to vote for any alternate nominees designated by the board of directors or, in the discretion of the board, the position(s) may be left vacant.

Described below is certain information regarding each director, including the nominees. Each of the members of the board of directors, including the director nominees, is independent under applicable NASDAQ rules other than Mr. Milano who currently serves as our chief executive officer. The Class III director nominees were recommended by the unanimous consent of the nominating and corporate governance committee and nominated by the unanimous vote of the entire board of directors. We believe our board members represent a desirable mix of backgrounds, skills, and experiences, and they all share the personal attributes of effective directors described in the Director Nominations section above.

Class III—Nominees with Terms Continuing until 2014

John R. Leone. Mr. Leone has served as a director of our company since January 2006. Mr. Leone joined Paul Capital, a private equity investment firm, in 2007 with over 30 years of pharmaceutical industry experience. Prior to joining Paul Capital, he was President and Chief Executive Officer of Cambrex Corporation, a leading life sciences company from August 2004 to January 2006. From 2000 to 2004, Mr. Leone was at Aventis, where he served as Senior Vice President and Chief Operating Officer of U.S. Commercial Operations. In this position he had responsibility for all commercial business units, including oncology, metabolism, cardiovascular, dermatology, respiratory and anti-infective. Among other initiatives, Mr. Leone helped spearhead the successful integration of its predecessor companies, Rhone-Poulenc Rorer and Hoechst Marion Roussel, to form Aventis. His industry experience also includes both domestic and international executive management roles with Wyeth, where he held the following positions during his tenure: General Manager Ayerst International, General Manager of commercial operations for Ayerst U.S., Group Vice President of Wyeth International Marketing and General Manager Vaccine and Pediatric Division. Mr. Leone started his healthcare career at Pfizer Laboratories, where he held various senior marketing positions in both the U.S. and International groups and was responsible for the commercial launch of numerous pharmaceutical products. Mr. Leone previously served on the board of directors for Forticell BioSciences, Inc., Oscient Pharmaceuticals, Inc. and Cambrex. Mr. Leone received his BS degree in Engineering from the U.S. Military Academy at West Point and his MBA from the University of Colorado. Mr. Leone is 63 years of age.

Mr. Leone is an experienced pharmaceutical executive with former chief executive officer experience, senior executive level experience at several large multinational pharamceutical companies as well as experience as an investor in the pharmaceutical industry. In these capacities, Mr. Leone had responsibility for varied commercial activities and management of multiple business units, including oncology, metabolism,

cardiovascular, dermatology, respiratory and anti-infective. Among other initiatives, Mr. Leone helped spearhead the successful integration of predecessor companies, Rhone-Poulenc Rorer and Hoechst Marion Roussel, to form Aventis. He also has significant corporate governance experience through his service on other public company boards.

Vincent J. Milano joined the company in 1996, and has served as President and CEO since March 2008. Prior to that he served as Chief Operating Officer since January 2006, as Vice President, Chief Financial Officer of ViroPharma since November 1997, as Vice President, Finance & Administration since February 1997, as Treasurer since July 1996, and as Executive Director, Finance & Administration from April 1996 until February 1997. Prior to joining ViroPharma, Mr. Milano was with KPMG LLP, independent certified public accountants, where he was a Senior Manager since 1991. Mr. Milano is on the board of directors of PA Bio where he serves as a member of the audit committee. Mr. Milano is on the board of directors of Vanda Pharmaceuticals, Inc. where he serves as a member of the audit committee. Mr. Milano received his Bachelor of Science degree in Accounting from Rider College. Mr. Milano is 47 years of age.

Mr. Milano is the Chairman of our board of directors, president and chief executive officer. Mr. Milano has over 14 years of experience with our company in a variety of roles of increasing responsibility in the finance department, corporate administration and operations. As a result he has a deep understanding of our operations and strategy. He also has corporate governance experience through service on another public company board.

Howard H. Pien. Mr. Pien has served as one of our directors since May 2006 and has served as our lead independent director since December 2008. Mr. Pien is the former chief executive officer and President of Medarex, a biotechnology company. He served in this capacity from June 2007 until Medarex’s merger with Bristol-Myers Squibb in September 2009. Mr. Pien served as the President and Chief Executive Officer and a Director of Chiron Corporation from April 2003 until Chiron’s merger with Novartis in April 2006. Mr. Pien was elected Chairman of the board of directors of Chiron in May 2004. He joined Chiron from GlaxoSmithKline, where he held roles of increasing responsibility for the commercial operations of the company’s worldwide pharmaceuticals business, culminating in his tenure as President, Pharmaceuticals International from December 2000 to March 2003. Mr. Pien previously held key positions in SmithKline Beecham’s pharmaceuticals business in the United States, the United Kingdom, and North Asia, culminating in his tenure as President, Pharmaceuticals-North America. Prior to joining SmithKline Beecham, he worked six years for Abbott Laboratories and five years for Merck & Co., in positions of sales, marketing research licensing and product management. Mr. Pien previously served as a director of ViroPharma Incorporated from 1998 to 2003, and currently serves as a director of Vanda Pharmaceuticals, Inc. and ImmunoGen, Inc., both public companies engaged in drug development. Mr. Pien has also previously served on the Boards of Oakland Children’s Hospital, Chiron and Medarex. Mr. Pien holds a B.S. degree from Massachusetts Institute of Technology and an M.B.A. from Carnegie-Mellon University. Mr. Pien is 53 years of age.

Mr. Pien is an experienced executive with extensive chief executive officer experience at several biotechnology companies. Mr. Pien also held roles of increasing responsibility for the commercial operations of a large multinational pharmaceutical company’s worldwide pharmaceuticals business. As a result of these professional and other experiences, Mr. Pien has a deep understanding of biotechnology research and development, sales and marketing, strategy, and operations in both the U.S. and internationally. Mr. Pien also has significant corporate governance experience through his service on other company boards.

Class I—Directors with Terms Continuing until 2012

Paul A. Brooke. Mr. Brooke has served as a director of ViroPharma since February 2001. Mr. Brooke is Managing Director and Co-Founder of venBio, an investment firm. He was a founder, chairman and chief executive officer of Ithaka Acquisition Corp, a firm subsequently merged into Alsius Corporation where he was Chairman. Alsius was subsequently sold to Zoll Medical Corporation. Since 1993 Mr. Brooke has been a managing member of PMSV Holdings LLC. He also was a venture partner of MPM Capital through 2005 and an

Advisory Director of Morgan Stanley & Co. from 2000 to 2009. He was a managing director at Tiger Management LLC from April 1999 to May 2000. Mr. Brooke was a managing director at Morgan Stanley and was global head of healthcare research and strategy from March 1983 to April 1999. Mr. Brooke also is a director of WebMD.com, Incyte Corporation, Cheyne Capital International Limited and Manning and Napier Advisors. Mr. Brooke has also served as a director of MPM Bioequities Fund and Alsius. Mr. Brooke is 65 years of age.

Mr. Brooke possesses significant experience in finance, financial analysis and investments in the pharmaceutical industry. Mr. Brooke has also served as chairman of the board of directors of a medical technology company and has significant corporate governance experience through his service on other company boards.

Michael R. Dougherty. Mr. Dougherty has served as a director of ViroPharma since January 2004. Mr. Dougherty was elected as President and Chief Executive Officer of Adolor Corp. and a member of the board of directors of Adolor in December 2006. Mr. Dougherty joined Adolor as Senior Vice President of Commercial Operations in November 2002, and until his appointment as President and Chief Executive Officer in December 2006, served in a number of capacities, including Chief Operating Officer and Chief Financial Officer. From November 2000 to November 2002, Mr. Dougherty was President and Chief Operating Officer of Genomics Collaborative, Inc., a privately held functional genomics company. Previously, Mr. Dougherty served in a variety of senior positions at Genaera Corporation, formerly Magainin Pharmaceuticals Inc., a publicly-traded biotechnology company, including as President and Chief Executive Officer and at Centocor, Inc., a publicly-traded biotechnology company, including as Senior Vice President and Chief Financial Officer. Mr. Dougherty received a B.S. from Villanova University. Mr. Dougherty currently serves on the board of directors of Adolor and previously served on the board of directors of Genaera. Mr. Dougherty is 53 years of age.

Mr. Dougherty is an experienced executive with chief executive officer experience at several biotechnology companies. As a result of his professional and other experiences, Mr. Dougherty has a deep understanding of biotechnology finance, research and development, sales and marketing, strategy, and operations. Mr. Dougherty has been determined to be an “Audit Committee Financial Expert” under the SEC’s rules and regulations and has significant corporate governance experience through his service on other company boards.

Robert J. Glaser. Mr. Glaser has served as one of our directors since August 1997. Currently Mr. Glaser is a Senior Partner of Pennmark Associates, a managing consulting group to the pharmaceutical industry. From 2004 to 2008, he was Chief Marketing and Sales Officer for Indegene, Inc., a medical education and e-learning company. During 2004, Mr. Glaser was Executive Vice President of Sales and Marketing of Ancillary Care Management, a healthcare management company. During 2003, Mr. Glaser was Senior Vice President of Caliber Associates. From 2001 to 2002, Mr. Glaser was a consultant to the biotechnology and pharmaceutical industries. From 1998 to 2001, Mr. Glaser was President of the McKesson HBOC Pharmaceutical Services division of McKesson HBOC. He was President and Chief Operating Officer of Ostex International from 1996 to 1997. Mr. Glaser was Senior Vice President of Marketing for Merck U.S. Human Health from 1994 to 1996, Vice President of Marketing from 1993 to 1994 and Vice President of Merck’s Vaccine Division from 1991 to 1993. Mr. Glaser is 58 years of age.

Mr. Glaser is an experienced pharmaceutical industry executive. As a result of his professional and other experiences, Mr. Glaser has a deep understanding of pharmaceutical sales, marketing and education strategy and operations as well as pharmaceutical supply management and information technologies.

Class II—Director with Term Continuing until 2013

William D. Claypool, M.D. Dr. Claypool has served as director of ViroPharma since December 2003. Dr. Claypool is currently a Senior Partner at Pennmark Associates, LLC, a pharmaceutical development consulting firm. He was previously President of Phoenix Data Systems, a wholly owned subsidiary of Bio-Imaging Technologies, Inc., now BioClinica, Inc. (BIOC). Prior to this, from June 2001 until March 2008, he was Chief Executive Officer and Chairman of the Board at Phoenix Data Systems, Inc. From January 2001 until June 2001 he served as President and chief executive officer of The GI Company. From 1991 to 2001 Dr. Claypool held a number of management positions with SmithKline Beecham Pharmaceuticals, serving from November 1998 to December 2000 as Senior Vice-President and Director of Worldwide Clinical Research and Medical Affairs. Dr. Claypool is also currently on the board of directors for Cipher Pharmaceuticals. Dr. Claypool was a member of the board of directors and served on the Audit Committee of 3 Dimensional Pharmaceuticals from January 2002 to April 2003 when it was acquired by Eisai Pharmaceuticals. Dr. Claypool was a member of the board of directors of Morphotek from March 2005 until April 2007 when it was acquired by Eisai Corporation. While at Morphotek, he served on the Audit Committee. Dr. Claypool received his medical degree from the University of Connecticut School of Medicine. Dr. Claypool is 60 years of age.

Dr. Claypool possesses scientific, medical and management experience as a result of his professional experience. Dr. Claypool’s medical training and years spent holding a number of management roles at predecessors of GlaxoSmithKline provided Dr. Claypool with extensive experience in pharmaceutical new product development, clinical development, and medical affairs. Dr. Claypool also has broad management experience in both clinical research and pharmaceutical services and exposure to a broad array of therapeutic areas. Dr. Claypool also has significant corporate governance experience through his service on other company boards.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR THE CLASS III DIRECTORS AS DESCRIBED IN PROPOSAL 1 ABOVE.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

In this Compensation Discussion and Analysis, we address the compensation provided to our named executive officers listed below under “Our Named Executive Officers” and in the Summary Compensation Table that follows this discussion, the goals that we seek to achieve through our executive compensation program and other important factors underlying our compensation practices and policies.

For 2010, our compensation committee structured our compensation program in a manner designed to help us achieve our business objectives and provide compensation that is appropriate and fair in light of our strong financial performance relative to that of our peer group and overall economic conditions.

2010 was our second full year of providing Cinryze for routine prophylaxis of hereditary angioedema (HAE) in the United States. Our efforts remained very successful as we reached over 600 patients and achieved net product sales of $177 million. We also achieved $260 million in net product sales of Vancocin. Our total revenues were $439 million in 2010, which represents a forty one percent (41%) increase over the prior year. Our net income for 2010 increased to $126 million which allowed us to further strengthen our balance sheet with over $561 million in working capital at December 31, 2010.

Our financial results allow us to continue our efforts to find new therapies for unmet medical needs, both through internal development and external business development activities. During 2010, we advanced our clinical non-toxigenic clostridium difficile (VP20621) program by completing a phase 1 study to determine the safety and tolerability of VP20621 dosed orally as a single and repeat escalating doses in healthy young and older adults. We are also working to identify further therapeutic uses and potentially expand the labeled indication for Cinryze to include other C1 mediated diseases, such as Antibody-Mediated Rejection and Delayed Graft Function in addition to conducting studies on the viability of subcutaneous administration of Cinryze.

We have also worked diligently to expand into additional territories. In January 2010, we secured rights to develop, file regulatory dossiers, and commercialize Cinryze for HAE as well as potential new indications in certain European and rest of world countries. In March 2010, our Marketing Authorization Application (MAA) for Cinryze for acute treatment and prophylaxis against HAE was accepted by the European Medicines Agency (EMA) and we look forward to a determination by the EMA later this year.

Objectives of Compensation

Our primary objectives with respect to executive compensation are to provide compensation designed to attract, motivate and retain executives of outstanding ability and potential, tie annual and long-term cash and stock incentives to achievement of measurable company and individual performance objectives and align the interests of executive officers with the interests of our stockholders. We seek to avoid compensation arrangements that would encourage our named executive officers to take excessive risk in their business decisions. Our executive compensation program rewards our named executive officers if they demonstrate the ability to lead our business as evidenced by strong financial results and operational achievement while also being designed to be transparent to ensure that our named executive officers and other stakeholders understand the program and its objectives. To that end, we focus on providing incentives for superior individual performance by paying competitive compensation, and base a significant portion of compensation upon the company’s and our named executive officers’ performance. We believe that our stockholders are best served when we can attract and retain talented executives by providing compensation packages that are competitive.

We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our named executive officers. Several features of our programs reflect sound risk management practices. Specifically, we allocate our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking and we apply company wide metrics as performance measures to encourage decision making that is in the best long-term interests of the company and our stockholders.

Process

Our compensation committee is responsible for determining the compensation of our named executive officers included in the Summary Compensation Table on page 26. For purposes of determining compensation for our named executive officers other than our chief executive officer, our compensation committee takes into account the recommendation of our chief executive officer. The compensation committee is primarily responsible for overseeing our incentive compensation plans and equity-based plans, under which stock option grants have been made to employees, including the named executive officers, as well as non-employee directors and, beginning in January 2011, performance share unit awards having a three year measurement period were made to our employees, including named executive officers.

The compensation committee consists of two non-employee directors, each of whom is “independent” under applicable NASDAQ rules, a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “Outside Director” as defined under the treasury regulations promulgated under Section 162(m) of the Internal Revenue Code. The Report of the Compensation Committee is set forth on page 25 of this proxy statement.

Role of Consultants

To assist the compensation committee in carrying out its responsibilities, in 2010, we engaged Mercer (US) Inc. (Mercer) to conduct an annual review of our total compensation program for our named executive officers as well as for certain other key executives. Mercer worked with both the compensation committee and management to provide information and guidance regarding emerging market practices, trends and changes in regulatory environment and an outside point of view regarding compensation proposals. Our consultant provided market pay data from both published salary surveys as well as data from SEC filings of a group of industry peers. The compensation committee has a policy of periodically engaging a different compensation consultant in order to ensure that the outside advisor maintains its objectivity.

In addition to a compensation consultant, the compensation committee also solicits the input of our management with respect to non-employee director compensation and certain aspects of our executive compensation program. Specifically, for non-employee director compensation, management utilizes information compiled by us and surveys of director compensation to develop recommendations that are then presented to the compensation committee and the entire board of directors. In addition, for base salaries of our named executive officers other than the chief executive officer, our chief executive officer will make preliminary recommendations to the compensation committee concerning any proposed adjustments to salary for the named executive officers other than himself. Also, in developing the annual incentive bonus plan, the compensation committee will review management’s preliminary recommendations concerning the performance objectives to be established pursuant to the plan. The compensation committee considers the advice of a compensation consultant and the recommendations of management, before it determines executive and non-employee director compensation.

Survey Data

The published surveys utilized by Mercer detail compensation level and practices for positions within the labor markets in which we typically hire our executive staff. Survey benchmarks were selected based on industry, revenue size, number of employees, and the duties performed by each executive. Published survey sources utilized by Mercer in the analysis were:

•	Mercer, US Global Premium Executive Remuneration Suite

•	Presidio Pay Advisors, Inc., Biotechnology Industry Executive Compensation Survey

•	Radford Surveys & Consulting, Global Life Sciences Survey

•	Watson Wyatt Data Services, Survey Report on Top Management Compensation

Peer Group Data

The compensation committee also considered publicly available compensation data provided by our compensation consultant from similarly situated organizations in our industry. The primary factors used to identify the peer group were our size relative to the peer group companies as compared by objective scope measures such as revenues, headcount, and market capitalization. Relative to the peer group, ViroPharma’s 2009 revenues fell between the median and 75th percentile, headcount approximated the median, and market capitalization fell below the 25th percentile. We also considered the business model of each company. We believe that consideration of these comparison factors helps the compensation committee and management determine the competitiveness of our total compensation practices and levels compared to similarly situated organizations in our industry with whom we compete for talent. The peers considered were as follows:

Alexion Pharmaceuticals, Inc.

Alnylam Pharmaceuticals, Inc.

Acorda Therapeutics, Inc.

Biomarin Pharmaceutical, Inc.

Cerus Corp.

Dyax Corp.

OSI Pharmaceuticals Inc.

Onyx Pharmaceuticals, Inc.

Salix Pharmaceuticals, Ltd.

Savient Pharmaceuticals Inc.

The Medicines Co.

Theravance, Inc.

The compensation committee relies more heavily on the peer group data as the committee believes the peer group data is more representative of the labor market in which the company competes.

Elements of Compensation

The compensation committee has adopted a mix among the compensation elements in order to further our compensation goals. For 2010, the elements included:

•	Base salary;

•	Variable compensation consisting of a cash bonus based upon individual and corporate performance; and

•	Stock option grants with exercise prices set at the fair market value at the time of grant and vesting over a four year period.

The compensation committee believes this combination of elements provides reasonable fixed compensation on which our executives can rely, while providing both short- and long-term performance incentives. It is the intent of the compensation committee that base salary be set near the median range of the peer group data and targeted annual incentive level and the target long-term incentive award values be set slightly above the median range of the peer group data. The compensation committee believes that setting compensation in these ranges is appropriate because it is consistent with the compensation committee’s objective to make a significant portion of the pay for our named executive officers performance based. The compensation committee reviews information provided by the compensation consultant to determine the appropriate levels and mix of compensation elements. The compensation committee also considers how risks taken by management could impact the value of executive compensation. In evaluating risk, the compensation committee considered the percentage of compensation representing each of base salary, variable cash bonus and equity compensation and determined to maintain a balance between each of the elements of our compensation program. In 2010, annual compensation of our named executive officers was comprised of:

Element	Percentage of Total Compensation
Base salary	21% to 24%

Variable cash bonus	12% to 13%

Stock option grants	63% to 67%

Base Salary. Base salaries for our employees, including our named executive officers, are evaluated on an annual basis in the first quarter of each year and are generally targeted near the median of the range of salaries for employees in similar positions with similar responsibilities at our peers. The committee believes that establishing base salary at the median range of the survey and peer group data is appropriate because it is consistent with the compensation committee’s objective to make a significant portion of the pay for our named executive officers performance based. In reviewing the base salaries of the named executive officers for 2010, the compensation committee reviewed a market assessment provided by Mercer which included information from the salary surveys and peer group data described above. Our compensation committee also evaluated the expanded responsibilities of our named executive officers as a result of the company’s growth and internal change, the expertise of the individual executive both as to his or her position and in the industry generally, the competitiveness of the market for the executive’s services, the recommendations of our chief executive officer (except in the case of our chief executive officer’s own compensation), and individual performance of the named executive officer. Increases in annual base salaries for 2010 were designed to maintain competitive compensation and motivate the executive to achieve the business objectives set for 2010. In January of 2010, the compensation committee increased the 2010 base salaries of all of our named executive officers by approximately 3.5%. Base salaries for Mr. Milano and Mr. Soland remained below the median range of the peer group while the other named executive officers fell within the median range of the peer group data.

Variable Cash Bonus. We have a variable cash bonus plan covering each of our employees, including the named executive officers. Each employee is assigned a target payout, expressed as a percentage of his or her base salary for the year, which varies by the employee’s role with us. We believe that the variable cash bonus opportunity should be set slightly above the median range of cash bonuses to executives at comparable companies, while the actual amount of any cash bonus will be determined by our performance and the performance of the individual. The compensation committee believes that setting compensation in these ranges is appropriate because it is consistent with the compensation committee’s objective to make a significant portion of the pay for our named executive officers performance based. Our named executive officers are eligible to receive a target bonus of 50% of their base salary, while the actual amount of any cash bonus will be determined by our performance and the performance of the individual. The compensation committee provides that each named executive officer’s target bonus opportunity is the same in order to align their incentives and preserve internal pay equity among them.

The variable cash bonus plan consists of two factors: company and individual. Each of these factors is itself separately weighted. The company factor represents the degree to which we achieved our overall corporate goals in a given year. Each employee is given an individual factor by his or her supervisor to reflect the employee’s performance against his or her goals for the year. For the named executive officers, the company factor receives the highest weighting (70%) in order to ensure that the bonus system for our management team is closely tied to our performance thereby aligning the interests of our executive officers with those of our stockholders. The individual factor, which is based on the employee performance, is given a 30% weighting.

Each factor can be assigned a value of up to 125% for maximum performance. Thus, depending on the company’s performance and the performance of the individual employee, he or she could receive up to 125% of the target bonus. In order for an individual to achieve in excess of 100% of their individual factor, such individual must demonstrate performance which is considered “exceptional”, which is measured by surpassing all individual goals (115% to 125%) or “exceeds”, which is measured by achieving or surpassing all goals (101% to 114%).

An employee’s target bonus percentage is multiplied by the sum of the company factor multiplied by its weighting of 70% for the named executive officers and the employee’s individual factor multiplied by its weighting of 30% for the named executive officers to determine the actual bonus paid. Bonuses, if any, are paid during the first quarter of the year immediately following the year of measurement.

Our variable cash bonus plan includes several design features that reduce the likelihood of excessive risk taking including:

•

our overall corporate goals are established by the compensation committee at the beginning of the year and include a variety of clinical development, pre-clinical and commercial objectives as well as financial performance oriented metrics, business development and compliance targets;

•	our cash bonus plan consists of two factors—company and individual;

•	all employees participate in the same cash bonus plan; and

•

our named executive officers are eligible to receive a target bonus of 50% of their base salary with a maximum limit on the amount of variable cash bonus established at 62.5% of base salary which is achievable only in the event both the company and individual performance are considered exceptional.

The compensation committee intends that our goals be ambitious and are subject to the high risks associated with developing and commercializing pharmaceuticals. We expect that not all of our programs will be successful, however, we establish our annual goals as if they will be. Accordingly, when measuring whether a goal has been achieved, the compensation committee may take into account the percentage of the goal completed as opposed to an “all or none” approach.

2010 Company Goals

The elements that the compensation committee established as our overall corporate goals in January 2010 included a variety of commercial objectives, clinical development objectives, regulatory matters, financial performance oriented metrics, as well as business development and compliance targets. The commercial objectives included net sales targets of $153 million for Cinryze, a product contribution target of $113 million for Cinryze, development of a Cinryze Solutions patient program staffed by full time company employees, and launching an improved Cinryze reconstitution system. The financial metrics included operating income of $182 million and operating cash flow of $110 million. The financial metrics and Vancocin revenue target would have been pro-rated had a generic version of Vancocin been approved by the FDA. The clinical development objectives included targets in VP 20621 related to completion of a phase 1 clinical study and commencing a phase 2 clinical study. Cinryze clinical development plans related to commencement of a pediatric clinical study, a subcutaneous administration study and a study in a disease state other than HAE. Regulatory objectives included commencing the MAA procedure for Cinryze in Europe and receiving approval of a larger scale manufacturing process for Cinryze.

The compensation committee also evaluated other indications of performance in making compensation decisions, such as our progress in completing acquisitions or obtaining rights to drug candidates and ensuring compliance with applicable laws. In addition, the compensation committee considered additional accomplishments including expansion of rights to Cinryze in additional territories and indications, completion of the acquisition of Auralis Limited and integration of the Auralis assets in our European operations. The compensation committee establishes the relevant weight of each category of goals at the same time as the goals are established. The weightings for 2010 are included in the table below. The compensation committee establishes corporate goals which are intended to encourage company growth not only in the year for which the goals are established, but also supportive of growth across the medium and long term and are not intended to encourage excessive risk taking. The specific annual performance goals reflect our confidential operating plan and information, reflecting our confidential planning process, and, accordingly, to disclose these goals publicly would cause significant competitive harm to us.

In January 2011, the compensation committee considered the bonus compensation for 2010 performance and 2011 compensation matters. The compensation committee reviewed the continued successful commercialization of Cinryze, including revenue significantly in excess of the company goals, effective management of Cinryze Solutions and other patient related programs, the number of patients receiving Cinryze, the number of health plans providing reimbursement for Cinryze and execution on manufacturing and plasma sourcing plans. The compensation committee also considered the continued Vancocin revenues, efforts to identify and negotiate additional business development opportunities as well as the acquisition of Auralis Limited, and our operating income as well as operating cash flow. Additionally, the compensation committee observed that during 2010 progress was made in the advancement of our VP 20621 clinical development program, although not on the timeframes established in January. The compensation committee also recognized that we were not successful in achieving regulatory approval of our planned increase in manufacturing capacity for Cinryze. Finally, the compensation committee considered our efforts in conducting our business so that the company complies with laws and regulations and in accordance with our values.

The following table compares the 2010 financial goals with our actual achievements:

Goal	Bonus Target (100%)	Actual
Cinryze Gross Revenues	$153 million	$177 million

Cinryze Product Contribution	$92 million	$92 million

Operating Income	$182 million	$212 million

Operating Cash Flow	$110 million	$194 million

These accomplishments reflected the efforts of our employees, including members of our executive team, and were taken into account by the compensation committee in providing our executives with salary increases, equity grants and annual cash performance awards under our cash bonus program at 115% of our 2010 company goal targets. In making this determination, the compensation committee considered our progress against the predefined bonus program goals and program weighting. Specifically, the compensation committee evaluated our achievements on a program basis as follows:

Goal	January Pre-defined Weight	Percentage Achievement	Bonus Determination
Cinryze	50%	125%	60%
VP 20621	10%	100%	10%
Vancocin	10%	125%	12.5%
Business Development	20%	100%	20%
Corporate	10%	125%	12.5%
TOTAL	100%		115%

2010 Individual Goals

Our chief executive officer establishes the individual performance goals for the named executive officers other than himself. Each named executive officer’s individual goals relate to his or her responsibilities and duties based on their position as those responsibilities and duties relate to the corporate goals established by the committee. The individual goals are intended to serve as supplemental measures to provide our named executive officers with guidance regarding our expectations for 2010 performance. The individual goals are not weighted or quantitative in and of themselves, other than that the individual performance factor represents 30% of each named executive officer’s bonus opportunity. After the end of the fiscal year, our chief executive officer provides an assessment to the compensation committee of each named executive officer’s performance with respect to his or her individual goals. The compensation committee reviews the chief executive officer’s assessment and adjusts the level of performance (upward or downward) as it determines in its discretion based on its own assessment of each named executive officer’s performance. As noted above, in order for an individual to achieve in excess of 100% of their individual factor, such individual must demonstrate performance which is considered “exceptional,” which is measured by surpassing all individual goals (115% to 125%) or “exceeds,” which is measured by achieving or surpassing all goals (101% to 114%). With respect to the individual goals for our chief executive officer, for the past four years, our compensation committee has applied the company factor as our chief executive officer’s individual performance factor based upon the belief the company’s performance is representative of our chief executive officer’s individual performance as our chief executive officer is ultimately responsible for management of the company and its performance.

For 2010, the individual performance goals for each of our named executive officers (other than our chief executive officer) were as follows:

Name	2010 Individual Performance Goals
Charles A. Rowland, VP, Chief Financial Officer

Managing financial reporting;

Maintaining and improving financial controls, financial management, budgeting and forecasting;

Development of the structure of our European operations; and

Managing information technology, facilities, and treasury functions.

Colin Broom, VP, Chief Scientific Officer

Management of clinical and medical affairs matters related to Cinryze as well as clinical aspects of Cinryze life cycle management planning;

Achieving milestones in the clinical development of NTCD; and

Improving organizational efficiencies in the clinical development and medical affairs teams.

Thomas F. Doyle, VP, Strategic Initiatives	Management of interactions with the FDA related to Vancocin; Development of company long term strategic planning; and Continued development of Cinryze life cycle management program.

Robert Pietrusko, VP, Regulatory	Management of regulatory matters related to Cinryze including MAA filing in the EU and filings related to Cinryze manufacturing capacity expansion; and Management of quality matters.

Daniel Soland, VP, Chief Operating Officer

Management of the commercial activities related to Cinryze;

Management of technical operations group in support of Cinryze manufacturing capacity expansion and NTCD development; and

Management of commercial programs related to Vancocin.

With respect to individual performance, the compensation committee determined that our chief executive officer’s individual performance was 115%, the same level as the company factor for 2010. As noted above, for the past four years the compensation committee has applied the company factor as our chief executive officer’s individual performance factor. The compensation committee, taking into account the recommendations of our chief executive officer, determined that the individual performance of our vice president of strategic initiatives’ and our chief operating officer was within the “exceptional” range. For our vice president of strategic initiatives, our compensation committee determined that his individual performance was 125% as a result of his efforts in managing Vancocin related interactions with government agencies. For our chief operating officer, the compensation committee determined that his individual performance was 115% primarily as a result of the continued commercial success of Cinryze and management of the technical operations group in support of the Cinryze manufacturing capacity expansion and development of NTCD. The compensation committee determined that the individual performance for 2010 for our other executive officers was in the “exceeds” range, based upon the achievement of their individual goals related to supporting the launch of Cinryze and managing our business. Specifically, for the fiscal year ended December 31, 2010, the compensation committee determined that our Chief Financial Officer’s individual performance was 105% based on effective management of the company’s financial reporting, controls and forecasting procedures. The compensation committee determined that our Chief Scientific Officer’s individual performance was 105% based on clinical development and medical affairs activities related to Cinryze, NTCD and Vancocin. In addition, the compensation committee determined that the individual performance of our Vice President, Regulatory was 110% based on his management of regulatory matters related to Cinryze including the interactions with the EMA supporting our MAA for Cinryze in the European Union and support of filings related to our expansion of manufacturing capacity for Cinryze as well as management of quality related matters.

Mr. Milano received a bonus for 2010 in the amount of $297,563, which equates to 115% of his target bonus. The compensation committee also authorized the payment of bonuses to the other named executive officers which ranged from $197,064 to $217,221, as well as to all other employees. The full board ratified the compensation committee’s salary and bonus determinations for Mr. Milano and the other named executive officers.

Stock Options. We believe that long-term performance is achieved through an ownership culture through the use of stock and stock-based awards that encourage performance by our executive officers. Our stock incentive plans, consisting of our 2001 Equity Incentive Plan and 2005 Equity Incentive Plan, have been established to provide our employees, including our executive officers, with incentives that are intended to align their interests with the interests of stockholders. We have not adopted stock ownership guidelines and our stock incentive plans have provided the principal method, other than through our employee stock purchase plan and open market purchases, for our executive officers to acquire equity in our company.

We expect to continue to use stock options as a component of our long-term incentive vehicle because:

•	Stock options help to provide a balance to the overall executive compensation program as base salary and our discretionary annual bonus program focus on short-term compensation,

•

Stock options align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the stockholders.

•	Stock options are performance based. All the value received by the recipient of a stock option is based on the growth of the stock price.

•	The vesting period of stock options encourages employee retention and the preservation of stockholder value.

As with the variable cash bonus plan, our equity compensation is managed to reduce the likelihood of excessive risk taking. We believe that long-term performance is achieved through an ownership culture through the use of stock and stock-based awards that encourages performance by our executive officers. Our stock incentive plans have been established to provide our employees, including our executive officers, with incentives that are intended to align their interests with the interests of stockholders and reduce short term risk taking. Stock options are granted with an exercise price established at the fair market value on the date of grant so that all the value received by the recipient of a stock option is based on the growth of the stock price and we cannot reprice or exchange outstanding options granted under the 2005 Plan without the consent of our stockholders. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code. In addition, stock options granted to employees, including named executive officers, generally vest annually over four years in order to encourage employee retention and discourage short term risk taking. In 2011, our equity compensation practices were modified to include a mix of employee stock options and performance share unit awards which will be earned based on the attainment of certain company performance goals measured over a three-year performance period.

Our compensation committee oversees the administration of our stock option plans. Generally, stock options are granted to all employees at the commencement of employment and twice annually, which practice was followed in 2010. Further, in general, grants of stock options are generally not awarded based on performance but are instead granted as a matter of course as an overall component of compensation. Our stock incentive plans authorize us to grant options to purchase shares of common stock to our employees, directors and consultants. Stock options granted by us have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest over a four-year period with 25% vesting on each twelve month anniversary of the employment commencement date for new hire grants, and on each twelve month anniversary of the grant date for annual grants made after an employee’s employment commencement date, in each case, subject to continued employment on each vesting date, and generally expire ten years after the date of grant. Fair market value is defined to be the closing sale price during regular trading hours of a share of our common stock on the date of grant as reported on the NASDAQ Stock Market. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code.

We do not have any program, plan or practice to time annual option grants to our executives in coordination with the release of material non-public information. While we have historically made option grants twice annually, the compensation committee retains the discretion to make additional awards to employees, including named executive officers, at other times, in connection with the initial hiring of a new officer, for retention purposes or otherwise. During 2010, the compensation committee determined to grant a larger percentage of options in January and a smaller percentage of options in June to the named executive officers for the reasons described below.

In determining the number of stock options to be granted to executives, we take into account the individual’s position, scope of responsibility, ability to affect our performance, profits and stockholder value, peer group practice, the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual executive’s total compensation. The compensation committee also considers the cost of equity awards and the projected impact on stockholder dilution. The target long-term incentive award values are set slightly above the median range of the survey and peer group data. The compensation committee believes that setting compensation in these ranges is appropriate because it is consistent with the compensation committee’s objective to make a significant portion of the pay for our named executive officers performance based.

In January 2010, the compensation committee reviewed market data provided by Mercer utilizing a Black-Scholes value based approach. Based on this data as well as a review of the exercise price of options granted to each of the members of the management team as compared to the market price of our common stock in January 2010, the compensation committee determined that the number of options to be granted to the management team should be increased above historical practices in the January grant. The compensation committee reached this determination as a result of two factors. First, the committee evaluated company’s historic practice of granting a specified number of options and determined that the Black-Scholes value resulting from such practice was aligned with the 25th percentile of the market value of equity granted within the peer group, well below the objective of slightly above the median. Additionally, a review of recent grants also demonstrated that the Black-Scholes value of such grants was below the median of the peer group. As a result, the compensation committee granted Mr. Milano options to purchase 180,000 shares of common stock and granted Mr. Soland options to purchase 125,000 shares of common stock. The responsibilities of Mr. Milano as our chief executive officer and Mr. Soland as our chief operating officer result in option grants in excess of those granted to the additional named executive officers. The compensation committee also granted all of the other named executive officers options to purchase 100,000 shares of common stock, other than Mr. Doyle who was awarded options to purchase 125,000 shares of common stock in recognition of his efforts in connection with his management of Vancocin related activities. Each of the January option grants were made at an exercise price of $8.86 which represented the last sale price of our common stock reported at the close of business on the grant date.

During the second quarter of 2010, the compensation committee engaged Mercer to evaluate current trends in the utilization of equity compensation, including the use of stock options, restricted stock and restricted stock units. The compensation committee evaluated the data presented by Mercer in connection with making equity grants in June 2010. In June 2010, the compensation committee awarded Mr. Milano options to purchase 70,000 shares of common stock. Also in June, the compensation committee awarded our chief operating officer options to purchase 62,500 shares of common stock and granted all of the other named executive officers options to purchase 50,000 shares of common stock. Each of the June option grants were made at an exercise price of $11.31 which represented the last sale price of our common stock reported at the close of business on the grant date.

Other Compensation. We do not offer executive perquisites. We provide the following benefits to our named executive officers generally on the same basis as the benefits provided to all employees:

•	Health, vision and dental insurance;

•	Life insurance;

•	Disability insurance;

•	401(k) with company match; and

•	Employee stock purchase plan providing for the opportunity to purchase our common stock at a discount to market price.

We believe that these benefits are consistent with those offered by other companies, specifically those provided by our peers. Occasionally, certain executives separately negotiate other benefits in addition to the benefits described above, such as reimbursement of relocation expenses. No such additional benefits were provided in 2010.

Tax and Accounting Considerations for Executive Compensation

The compensation paid to our named executive officers is generally subject to taxation at ordinary rates and no particular attempt is made to alter that result. We do, however, attempt to structure our arrangements so that our named executive officers are not subject to tax penalties (such as additional taxes arising under Section 409A of the Internal Revenue Code), although our efforts in this regard have not materially affected the terms of our compensation arrangements.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the named executive officers, excluding, among other things, certain performance-based compensation. Through December 31, 2010, this provision has not affected our tax deductions, and we believe that, at the present time, it is unlikely, although possible, that the compensation paid to any of our employees in a taxable year which is subject to the deduction limit will exceed $1,000,000. The compensation committee has not purposefully altered its compensation approach to conform to the requirements of available Section 162(m) exceptions, although historically, all stock option awards made under our equity compensation plans were structured and administered in a manner intended to comply with the performance-based exception to Section 162(m). In addition, the compensation committee intends that the performance share unit awards made to our named executive officers in January 2011 will qualify as qualified performance based compensation for purposes of Section 162(m). The compensation committee intends to continue to evaluate the effects of the statute and any applicable regulations in the future to ensure that the application of the statute and these regulations are consistent with our best interests.

We include the accounting impact of equity awards as required by the accounting standards for share based compensation in our financial statements. The non-cash accounting charge for equity compensation has not been a primary factor considered in determining the size of individual awards or the equity awards granted to employees, consultants and non-employee directors company-wide. We endeavor to design our equity incentive awards conventionally, so that they are accounted for under standard governing equity-based arrangements and, more specifically, so that they are afforded fixed treatment under those standards. We have not, however, materially altered the design of our awards as a result of changes to the standard for accounting for equity-based compensation. We will continue to carefully quantify and monitor the non-cash accounting expense of our equity programs.

Change of Control Agreements, Severance Agreement and Severance Plan

We do not have employment agreements with our named executive officers, however, we have entered into change of control agreements with our named executive officers and certain other key executives.

The compensation committee believes that the change of control agreements are an important part of our overall compensation program for our named executive officers. The compensation committee believes that these agreements will help to secure the continued employment and dedication of our named executive officers, notwithstanding any concern that they might have at such time regarding their own continued employment, prior to or following a change of control. The compensation committee also believes that these agreements are important as a recruitment and retention device, as most of the companies in our peer group with which we compete for executive talent have similar agreements in place for their named executive officers. The change in control agreements do not provide excise tax gross-ups. For a more detailed discussion of the terms of these agreements, including the amounts payable under these agreements to our named executive officers, please refer to the section “2010 Potential Payments Upon Termination or Change of Control” on page 30.

Our equity incentive plans under which we have issued equity awards to our employees provide for accelerated vesting of stock options under certain circumstances in connection with a change of control of us. If a change of control occurs and the equity incentive plan is not continued by a successor corporation, all unvested options become vested for employees who have been employed by us for at least two years, and 50% of such unvested options become vested for employees with less than two years of service.

•

If a change of control occurs and our plan is continued by a successor corporation, or if our participants receive equivalent, substituted stock options or restricted shares in a successor corporation, then if the participant is not offered substantially equivalent employment with the successor corporation, all unvested options become vested for employees who have been employed by us for at least two years, and 50% of such unvested options become vested for employees with less than two years of service.

•

If any participant is offered substantially equivalent employment with the successor corporation, both in terms of duties and compensation, then his or her options will not be subject to accelerated vesting and the restrictions on his or her restricted shares will not lapse. If that participant’s employment with the successor corporation is terminated during the six month period following the change of control, however, then any unvested options and restricted shares held as of the date of termination will be treated in the manner described above (i.e., all options will vest and the restrictions on all restricted shares will lapse if the participant was employed for at least two years; 50% of the options will vest and the restrictions on 50% of the restricted shares will lapse if the participant was employed for less than two years).

The following report of the compensation committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such acts.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE

Robert J. Glaser (Committee Chairman)
William D. Claypool, M.D.

April 6, 2011

EXECUTIVE COMPENSATION

The following table provides information on the compensation during the fiscal year ended December 31, 2010 of our chief executive officer, chief financial officer and our four other most highly compensated executive officers as of the end of fiscal year.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Valued and NQDC Earnings ($)	All Other Compensation ($)(3)	Total ($)
Vincent J. Milano	2010	$517,500	—	—	$1,584,742	$297,563	—	$3,675	$2,403,555
Chief Executive Officer(4)	2009	$500,000	—	—	$1,006,157	$244,972	—	$3,750	$1,754,879
	2008	$430,000	—	—	$1,071,572	$231,770	—	$3,750	$1,737,092

Charles A. Rowland(5)	2010	$351,900	—	—	$963,050	$197,064	—	$3,675	$1,515,689
VP, Chief Financial Officer	2009	$340,000	—	—	$718,684	$172,640	—	$3,334	$1,234,658
	2008	$50,000	—	—	$837,820	$27,625	—	$—	$915,445

Colin Broom	2010	$367,426	—	—	$963,050	$205,759	—	$3,675	$1,539,910
VP, Chief Scientific Officer	2009	$355,000	—	—	$718,684	$177,441	—	$3,750	$1,254,875
	2008	$337,000	—	—	$574,097	$193,775	—	$3,750	$1,108,622

Thomas F. Doyle	2010	$341,550	—	—	$1,110,845	$201,515	—	$3,675	$1,657,585
VP, Strategic Initiatives	2009	$330,000	—	—	$718,684	$177,446	—	$3,750	$1,229,880
	2008	$301,000	—	—	$574,097	$173,075	—	$3,750	$1,051,922

Robert Pietrusko	2010	$362,251	—	—	$963,050	$205,577	—	$3,675	$1,534,552
VP, Regulatory	2009	$350,000	—	—	$718,684	$180,282	—	$3,750	$1,252,716
	2008	$328,300	—	—	$574,097	$188,773	—	$3,750	$1,094,920

Daniel Soland	2010	$377,775	—	—	$1,203,813	$217,221	—	$3,675	$1,802,482
VP, Chief Operating Officer	2009	$365,000	—	—	$898,355	$193,360	—	$3,750	$1,460,465
	2008	$330,000	—	—	$765,422	$192,225	—	$3,750	$1,291,397

(1)	These columns show the grant date fair value of awards computed in accordance with share-based payments accounting rules (FASB ASC Topic 718). A discussion of assumptions used in calculating award values may be found in Note 12 to our 2010 audited financial statements in our Form 10-K.
(2)	The amounts shown in this column constitute awards earned in 2010 under the 2010 Cash Bonus Plan; amounts earned were paid in January 2011. For a further discussion of these awards, see the Compensation Discussion and Analysis beginning on page 13 of this proxy statement.
(3)	Represents contributions made by the company on behalf of such person to our 401(k) plan for each of the named executives.
(4)	Mr. Milano assumed the role of chief executive officer on March 31, 2008. Prior thereto he served as our chief operating officer and chief financial officer.
(5)	Mr. Rowland joined the company in October 2008 and his salary and cash bonus payment for 2008 were prorated to reflect the length of his employment during the fiscal year.

Base Salary and Incentive Plan Cash Bonus as a Proportion of Total Compensation

The following table sets forth the base salary and incentive plan cash bonus as a proportion of total compensation for each of the named executive officers in 2010:

	Base Salary plus Bonus	Total Compensation	Base Salary and Bonus as a Proportion of Total Compensation
Vincent J. Milano	$815,063	$2,403,555	33.9%
Colin Broom	$573,185	$1,539,910	37.2%
Thomas F. Doyle	$543,065	$1,657,585	32.8%
Robert Pietrusko	$567,827	$1,534,552	37.0%
Charles A. Rowland	$548,964	$1,515,689	36.2%
Daniel Soland	$594,996	$1,802,482	33.0%

Grants Of Plan Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities of Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Vincent J. Milano,	N.A.	—	$258,750	$323,438
Chief Executive Officer	6/07/2010								70,000		$11.31		$520,618
	1/07/2010								180,000		$8.86		$1,064,124

Charles A. Rowland,	N.A.	—	$175,950	$219,938
VP, Chief Financial Officer	6/07/2010 1/07/2010								50,000 100,000	$ $	11.31 8.86	$ $	371,870 591,180

Colin Broom,	N.A.	—	$183,713	$229,641
VP, Chief Scientific Officer	6/07/2010								50,000		$11.31		$371,870
	1/07/2010								100,000		$8.86		$591,180

Thomas F. Doyle,	N.A.	—	$170,775	$213,469
VP, Strategic Initiatives	6/07/2010								50,000		$11.31		$371,870
	1/07/2010								125,000		$8.86		$738,975

Daniel Soland,	N.A.	—	$188,888	$236,109
VP, Chief Operating Officer	6/07/2010								62,500		$11.31		$464,838
	1/07/2010								125,000		$8.86		$738,975

Robert Pietrusko	N.A.	—	$181,126	$226,407
VP, Regulatory	6/07/2010								50,000		$11.31		$371,870
	1/07/2010								100,000		$8.86		$591,180

(1)	Represents the range of possible payments under the Cash Bonus Plan. For 2010, the compensation committee granted awards to the named executive officers under the Cash Bonus Plan, all of which are reported as Non-Equity Incentive Plan Compensation in the 2010 Summary Compensation Table located on page 26 of this proxy statement.
(2)	Consists of stock options awarded during 2010 under our 2005 Equity Incentive Plan. The stock option awards vest 25% on each of the first four anniversaries of the grant date. The stock options have a ten-year term and an exercise price equal to the closing market price of the our common stock on the date of grant.

Stock Option Grants: The stock options granted in fiscal year 2010 to the named executive officers have an exercise price equal to the fair market value of our common stock on the day of grant, vest over a four-year period with 25% vesting on each twelve month anniversary of the grant date, subject to continued employment, and expire ten years after the date of grant. Fair market value is defined to be the closing sale price during regular trading hours of a share of our common stock on the date of grant as reported on the NASDAQ Stock Market. In determining the number of stock options to be granted to executives, our compensation committee takes into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value, peer group practice, the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual executive’s total compensation. The compensation committee also considers the cost of equity awards and the projected impact on shareholder dilution.

Cash Bonus Plan Awards: During 2010, the compensation committee approved the awards under our Cash Bonus Plan, which provided our executive officers, including our chief executive officer, with the opportunity to earn a cash incentive award if certain pre-established objectives were attained. For 2010, each of our executive officers earned a bonus amount that was at or above the target bonus levels established under the Cash Bonus Plan. Our chief executive officer received a bonus equal to 115% of our target bonus level established under the Cash Bonus Plan. The bonus amounts earned by our executive officers are reported as “Non-Equity Incentive Plan Compensation” in the 2010 Summary Compensation Table above.

Outstanding Equity Awards At Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)
Vincent J. Milano,	0	70,000		$11.31	6/7/2020
Chief Executive Officer	0	180,000		$8.86	1/7/2020
	14,000	42,000		$5.91	6/11/2019
	20,999	63,001		$13.50	01/8/2019
	57,500	57,500		$9.99	06/13/2018
	12,500	12,500		$9.96	0 1/11/2018
	37,500	12,500		$13.97	06/15/2017
	41,250	13,750		$15.24	01/12/2017
	60,000	0		$8.71	08/03/2016
	60,000	0		$19.73	01/17/2016
	40,000	0		$7.05	06/21/2015
	60,000	0		$3.14	01/21/2015
	100,000	0		$3.55	01/15/2014
	30,000	0		$2.09	0 7/22/2013
	1	0		$0.99	10/10/1012
	20,000	0		$3.93	04/16/2012
	10,000	0		$20.16	0 1/14/2012
	8,000	0		$29.37	07/24/2011

Charles A. Rowland,	0	50,000		$11.31	06/7/2020
VP, Chief Financial Officer	0	100,000		$8.86	01/07/2020
	10,000	30,000		$5.91	06/11/2019
	14,999	45,001		$13.50	01/08/2019
	50,000	50,000		$11.96	10/20/2018

Colin Broom,	0	50,000		$11.31	06/7/2020
VP, Chief Scientific Officer	0	100,000		$8.86	01/07/2020
	10,000	30,000		$5.91	06/11/2019
	14,999	45,001		$13.50	01/08/2019
	27,500	27,500		$9.99	06/13/2018
	10,000	10,000		$9.96	01/11/2018
	30,000	10,000		$13.97	06/15/2017
	30,000	10,000		$15.24	01/12/2017
	50,000	0		$8.71	08/0/3/2016
	40,000	0		$19.73	01/17/2016
	40,000	0		$7.05	06/21/2015
	44,616	0		$3.14	01/21/2015
	150,000	0		$1.84	05/10/2014

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)
Thomas F. Doyle,	0	50,000		$11.31	06/7/2020
VP, Strategic Initiatives	0	125,000		$8.86	01/07/2020
	10,000	30,000		$5.91	06/11/2019
	15,000	45,000		$13.50	01/08/2019
	27,500	27,500		$9.99	06/13/2018
	10,000	10,000		$9.96	01/11/2018
	30,000	10,000		$13.97	06/15/2017
	30,000	10,000		$15.24	01/12/2017
	50,000	0		$8.71	08/03/2016
	40,000	0		$19.73	01/17/2016
	40,000	0		$7.05	06/21/2015
	60,000	0		$3.14	01/21/2015
	100,000	0		$3.55	01/15/2014
	30,000	0		$2.09	07/22/2013
	20,000	0		$3.93	04/16/2012
	10,000	0		$20.16	01/14/2012
	8,000	0		$29.37	07/24/2011

Daniel Soland,	0	62,500		$11.31	06/7/2020
VP, Chief Commercial Officer	0	125,000		$8.86	01/07/2020
	12,500	37,500		$5.91	06/11/2019
	18,749	56,251		$13.50	01/08/2019
	40,000	40,000		$9.99	06/13/2018
	10,000	10,000		$9.96	01/11/2018
	30,000	10,000		$13.97	06/15/2017
	30,000	10,000		$15.24	01/12/2017
	100,000	0		$12.83	11/06/2016

Robert Pietrusko,	0	50,000		$11.31	06/7/2020
VP, Regulatory	0	100,000		$8.86	01/07/2020
	10,000	30,000		$5.91	06/11/2019
	14,999	45,001		$13.50	01/08/2019
	27,500	27,500		$9.99	06/13/2018
	10,000	10,000		$9.96	01/11/2018
	10,500	3,500		$13.97	06/15/2017
	75,000	25,000		$15.08	04/30/2017

(1)	Option awards vest as follows:
(a)	Grants with expiration dates in the years 2011, 2012, 2013, 2014, 2015 and 2016 are fully vested.
(b)	All other grants vest one-fourth on the first anniversary of the date of grant, one-fourth on the second anniversary of the date of grant, one-fourth on the third anniversary of the date of grant and one-fourth on the fourth anniversary of the date of grant. Grants with expiration dates in 2017 are 75% vested, grants with expiration dates in 2018 are 50% vested, grants with expiration dates in 2019 are 25% vested and grants with expiration dates in years after 2019 have not vested at all.
(c)	All option awards have a term of 10 years.

Option Exercises And Stock Vested

Name and Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Vincent J. Milano,	10,000	$27,650.00	—	—
Chief Executive Officer

Charles A. Rowland,	—	—	—	—
VP, Chief Financial Officer

Colin Broom,	32,500	$381,265.81	—	—
VP, Chief Scientific Officer

Thomas F. Doyle,	10,000	$27,650.00	—	—
VP, Strategic Initiatives

Daniel Soland,	—	—	—	—
VP, Chief Operating Officer

Robert Pietrusko	—	—	—	—
VP, Global Quality and Regulatory

2010 Potential Payments Upon Termination Or Change of Control

Agreements with our Named Executive Officers

In this section, we describe payments that may be made to our named executive officers upon several events of termination, including termination in connection with a change of control. The payment amounts discussed and in the table below reflect the payments that would have been due to the named executive officers had the termination or change of control event occurred on December 31, 2010. The information in this section does not include information relating to payments and benefits provided on a nondiscriminatory basis to salaried employees generally upon termination of employment. On December 31, 2010, the last reported sale price of our common stock on the NASDAQ Stock Market was $17.32 per share. Actual amounts payable would vary based on the date of the named executive officer’s termination of employment and can only be finally determined at that time.

We have entered into change of control agreements with each of our named executive officers. If a named executive officer is terminated (i) by the company without cause, (ii) on account of the named executive officers’ death or disability, or (iii) by the named executive officer for good reason, within 24 months after a change of control or 90 days prior to a change of control, then the employee will be entitled to the following severance payments or benefits:

•	A lump sum payment equal to 200% of a named executive officers’ base salary in effect at the time of termination.

•	A lump sum payment equal to two times a named executive officers’ target bonus in effect at the time of termination, assuming 100% of the target bonus amount is paid.

•

For a period of 18 months commencing from the date of termination, the company will reimburse the named executive officer for the monthly COBRA cost of continued coverage for the named executive officer and their dependents (if applicable) paid by the named executive officer under the company’s group health plan, less the amount the named executive officer would be required to contribute for such coverage if they were an active employee.

Any of the following situations would constitute a “change of control” under the change of control agreements:

•	a dissolution or liquidation of us;

•	a sale or otherwise disposition of all or substantially all of our assets;

•	a merger or consolidation where more than 50% of the combined voting power of our outstanding securities is transferred;

•

the acquisition by any person or entity of the beneficial ownership of securities representing 50% or more of the combined voting power of our then outstanding voting securities unless certain procedures have occurred; or

•

a change in the composition of our board of directors over a period of twelve months or less such that a majority of the board members ceases to be comprised of individuals who either (i) have been board members continuously since the beginning of such period, or (ii) have been elected or nominated for election as board members during such period by at least a 60% majority of the board members described in clause (i) who were still in office at the time such election or nomination was approved by the board.

A termination of a named executive officer for “cause” will not trigger any severance liability to a named executive officer under the change of control agreement. “Cause” is when an employee has engaged in any act of fraud, embezzlement, or any other serious criminal conduct that adversely affects the company, committed intentionally by the employee in connection with employee’s employment or the conviction, or plea of guilty or nolo contendere to, any felony.

For our named executive officers, a resignation for “Good Reason” includes: (i) a material diminution in the employee’s authority, duties or responsibilities; (ii) a change in the location of the facility at which employee is required to perform his or her duties is more than 50 miles from Exton, Pennsylvania, unless such new location does not increase the employee’s commuting time; (iii) a reduction of five percent (5%) or more in either of the employee’s base salary or the amount of the employee’s target bonus; or (iv) our failure to pay or make available any material payment or benefit due under the agreement or any other material breach by us of the agreement.

However, the above events or conditions will constitute Good Reason only if (i) such event or condition occurs during the period beginning 90 days immediately preceding a Change of Control and ending 24 months thereafter and (ii) the employee provides the company with written objection to the event or condition within 60 days following the occurrence thereof, the company does not reverse or otherwise cure the event or condition within 30 days of receiving that written objection and the employee resigns employee’s employment within 90 days following the expiration of that cure period.

The foregoing severance payments and benefits payable upon termination of employment to each named executive officer are conditioned on the execution of a written release and non-disparagement agreement. In addition, all of our named executive officers are bound by restrictive covenant which are a condition of the severance payments and benefits. Specifically, during the term of each executive’s employment with us and for a period of one year beginning on the later of (i) termination of employment or (ii) the date of the change of control, each named executive officer is bound by non-competition and non-solicitation restrictive covenants.

In the event any severance payments or benefits to our named executive officers would constitute an excess parachute payment within the meaning of section 280G of the Code and be subject to the excise tax imposed by section 4999 of the Code, the affected named executive officer’s will be entitled to the greater of (on a net after-tax basis including the excise tax): (i) the largest amount of the payment that would result in no portion of the payment or benefit being subject to the excise tax under section 4999 of the Code, or (ii) the entire payment or benefit without any reduction to avoid the excise tax.

In July 2002, we adopted the ViroPharma Incorporated Severance Pay Plan, which is intended to provide separation benefits to certain of our employees in the event that they are separated from employment involuntarily. The Severance Pay Plan is administered by the compensation committee of our board of directors. In general, any person who is regularly employed by us for 30 or more hours per week is eligible for salary continuation and COBRA continuation coverage in an amount that is determined by the administrator, in its sole discretion, prior to an employee’s separation from employment. In exchange for these benefits, the employee will release us from any obligations we may have incurred in connection with the employee’s employment with us.

The following table summarizes the amounts payable to each of our named executive officers based on the items described above with respect to each of the events set forth in the table.

Named Executive Officer	Benefits	Involuntary Termination without Cause, Termination Due to Death or Disability, or For Good Reason in Connection with a Change of Control
Vincent J. Milano	Cash Severance(1)	$1,552,500
	Continued Welfare(2)	$24,620
	Acceleration Value of Stock Options(3)	$3,264,793
	Gross-Up Payment(4)	$0

	Total Value	$4,841,913

Charles A. Rowland	Cash Severance(1)	$1,055,700
	Continued Welfare(5)	$20,960
	Acceleration Value of Stock Options(6)	$1,488,800
	Gross-Up Payment(4)	$0

	Total Value	$2,565,460

Colin Broom	Cash Severance(1)	$1,102,200
	Continued Welfare(2)	$24,620
	Acceleration Value of Stock Options(7)	$1,990,175
	Gross-Up Payment(4)	$0

	Total Value	$3,116,995

Thomas F. Doyle	Cash Severance(1)	$1,024,500
	Continued Welfare(8)	$18,355
	Acceleration Value of Stock Options(9)	$2,201,675
	Gross-Up Payment(4)	$0

	Total Value	$3,244,530

Daniel Soland	Cash Severance(1)	$1,113,400
	Continued Welfare(8)	$18,355
	Acceleration Value of Stock Options(10)	$2,539,763
	Gross-Up Payment(4)	$0

	Total Value	$3,691,518

Robert Pietrusko	Cash Severance(1)	$1,158,400
	Continued Welfare(11)	$16,134
	Acceleration Value of Stock Options(12)	$2,003,600
	Gross-Up Payment(4)	$0

	Total Value	$3,178,134

(1)	This amount is equal to (i) 200% of base salary, plus (ii) two times the target bonus, assuming 100% of the target bonus is paid, for each named executive officer as in effect on December 31, 2010.
(2)	This amount is equal to COBRA continuation coverage, based on 102% of the costs for family coverage under the Keystone Direct POS medical plan and the MetLife PPO dental plan, less the active employee premium contribution amount, multiplied by 18 months.
(3)	This amount represents the value of unvested stock options to purchase an aggregate of 451,250 shares of common stock, based on the difference between the exercise price of the options and $17.32, the closing price of our common stock on December 31, 2010. The actual value realized will vary depending on the date the options are exercised.
(4)	None of our named executive officers is entitled to “gross up” payments. In the event any severance payments or benefits to our named executive officers would constitute an excess parachute payment within the meaning of section 280G of the Code and be subject to the excise tax imposed by section 4999 of the Code, the affected named executive officer’s will be entitled to the greater of (on a net after-tax basis including the excise tax): (i) the largest amount of the payment that would result in no portion of the payment or benefit being subject to the excise tax under section 4999 of the Code, or (ii) the entire payment or benefit without any reduction to avoid the excise tax. Based on the analysis conducted as of December 31, 2010, the total payments for Messrs. Broom and Soland would be subject to an excise tax. Both Messrs. Broom and Soland would be in a better net after-tax position by reducing their payments to avoid the excise tax under section 4999 of the Code, such reduced amounts being $ 1,465,281 and $1,366,454, respectively.
(5)	This amount is equal to COBRA continuation coverage, based on 102% of the costs for family coverage under the Personal Choice PPO medical plan and the MetLife PPO dental plan, less the active employee premium contribution amount, multiplied by 18 months.
(6)	This amount represents the value of unvested stock options to purchase an aggregate of 275,000 shares of common stock, based on the difference between the exercise price of the options and $17.32, the closing price of our common stock on December 31, 2010. The actual value realized will vary depending on the date the options are exercised.
(7)	This amount represents the value of unvested stock options to purchase an aggregate of 282,500 shares of common stock, based on the difference between the exercise price of the options and $17.32, the closing price of our common stock on December 31, 2010. The actual value realized will vary depending on the date the options are exercised.
(8)	This amount is equal to COBRA continuation coverage, based on 102% of the costs for family coverage under the Personal Choice 20 medical plan and the MetLife PPO dental plan, less the active employee premium contribution amount, multiplied by 18 months.
(9)	This amount represents the value of unvested stock options to purchase an aggregate of 307,500 shares of common stock, based on the difference between the exercise price of the options and $17.32, the closing price of our common stock on December 31, 2010. The actual value realized will vary depending on the date the options are exercised.
(10)	This amount represents the value of unvested stock options to purchase an aggregate of 355,000 shares of common stock, based on the difference between the exercise price of the options and $17.32, the closing price of our common stock on December 31, 2010. The actual value realized will vary depending on the date the options are exercised.
(11)	This amount is equal to COBRA continuation coverage, based on 102% of the costs for two adult coverage under the Personal Choice PPO medical plan and the MetLife PPO dental plan, less the active employee premium contribution amount, multiplied by 18 months.
(12)	This amount represents the value of unvested stock options to purchase an aggregate of 291,000 shares of common stock, based on the difference between the exercise price of the options and $17.32, the closing price of our common stock on December 31, 2010. The actual value realized will vary depending on the date the options are exercised.

Confidentiality and Inventions Agreements

We have entered into confidentiality and inventions agreements with each of our employees. The agreements provide that, among other things, all inventions, discoveries and ideas made or conceived by an employee during employment which are useful to us or related to our business or which were made or conceived with the use of our time, material, facilities or trade secret information, belong exclusively to us, without additional compensation to the employee. The agreements also have confidentiality provisions in favor of us and noncompetition provisions in favor of us during employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the compensation committee are Mr. Glaser and Dr. Claypool. Neither of these individuals were at any time during fiscal year 2010 an officer or employee of ours or has any relationship that is required to be disclosed pursuant to the rules of the Securities and Exchange Commission. Furthermore, none of our executive officers serves on the board of directors or compensation committee of any entity that has an executive officer serving as a member of our board of directors or compensation committee.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN

CONTROL PERSONS

Transactions with Related Persons

Since January 1, 2010, there were not any transactions, nor are there currently any proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Review, Approval or Ratification of Transactions with Related Persons

The audit committee of our board of directors is responsible for reviewing and recommending action to the board of directors regarding potential material transactions with related persons, including any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in our Audit Committee Charter, a copy of which is available on our Internet website at www.viropharma.com.

To identify related party transactions, each year, we require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests or the interests of our stockholders. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our General Counsel.

We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests or the interests of our stockholders and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to us in an objective and fair manner.

A copy of our Code of Business Conduct and Ethics is available on our Internet website at www.viropharma.com by selecting “Investors” and then “Corporate Governance”.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are seeking your vote on a proposal, commonly known as a “say-on-pay” proposal, which gives our stockholders the opportunity to endorse or not endorse our executive officer pay program and policies through the following resolution:

“RESOLVED, that the stockholders approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including Item 402 of Regulation S-K, in our proxy statement for the 2011 Annual Meeting of Stockholders (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation Tables and any related material).”

When reviewing this proposal, we urge you to consider the various factors regarding compensation matters as discussed in the Compensation Discussion and Analysis, beginning on page 13.

As discussed at length in the Compensation Discussion and Analysis, we believe that our executive compensation program is reasonable, competitive and strongly focused on pay for performance principles. The compensation of our named executive officers varies depending upon the achievement of pre-established performance goals, both individual and corporate. Through equity incentives we also align the interests of our executives with those of our stockholders and the long-term interests of our company. Our executive compensation policies have enabled us to attract and retain talented and experienced senior executives. We believe that the fiscal year 2010 compensation of our named executive officers was appropriate and aligned with our fiscal year 2010 results.

This proposal is being submitted as a result of recent legislation, known as the Dodd-Frank Wall Street Reform and Consumer Protection Act, or simply the Dodd-Frank Act, which requires that public companies give their stockholders the opportunity to vote on say-on-pay proposals at the first annual meeting of stockholders held after January 21, 2011. The Securities and Exchange Commission, or SEC, has adopted rules to implement the provisions of the Dodd-Frank Act relating to stockholder votes on executive compensation (including say-on-pay and say-when-on-pay proposals).

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these prior decisions. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements as it deems appropriate.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in Proposal 2 above, the Company’s stockholders are being provided the opportunity to cast an advisory vote on the Company’s executive compensation program. The advisory vote on executive compensation described in Proposal 2 above is referred to as a “say-on-pay vote.”

This Proposal 3 affords stockholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for consideration by stockholders at future annual stockholder meetings. Under this Proposal 3, stockholders may vote to have the say-on-pay vote every year, every two years or every three years. The enclosed proxy card gives you four choices for voting on this item. You can choose whether the say-on-pay vote should be conducted every year, every 2 years or every 3 years. You may also abstain from voting on this item. You are not voting to approve or disapprove the Board’s recommendation on this item. This proposal is also being submitted as a result of the Dodd-Frank Act.

Our Board recommends that the stockholders vote in favor of conducting the say-on-pay vote every three years. The Compensation Committee has reviewed the evolution of say-on-pay and say-when-on-pay proposals and has carefully studied the alternatives to determine the approach that will best serve our company and our stockholders. The Compensation Committee believes that an advisory vote on executive compensation held every three years would be the best approach based on a number of considerations, including, among other things, the following:

•

Our compensation program ties a substantial portion of the compensation provided to our named executive officers to our long-term corporate performance and stockholder returns. During 2010, between 63% to 67% of the total value of our executive compensation was comprised of long term equity compensation granted in the form of employee stock options which vest over a period of four years. In 2011, our equity compensation practices were modified to include a mix of employee stock options which vest over four years and performance share unit awards which will be earned based on the attainment of certain company performance goals measured over a three-year performance period. We believe that a triennial vote will give our stockholders the opportunity to more fully assess the success or failure of our long-term compensation strategies and the related business outcomes with the hindsight of three years of corporate performance; and

•

A three-year vote cycle allows sufficient time for our Board to review and respond to stockholders’ views on executive compensation and to implement changes, if necessary, to our executive compensation program.

Our board of directors is aware of and took into account views that some have expressed in support of conducting an annual advisory vote on executive compensation. We are aware that some stockholders believe that annual advisory votes will enhance or reinforce accountability. However, we have in the past been, and will in the future continue to be, proactively engaged with our stockholders on a number of topics and in a number of forums. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on the company’s executive compensation programs. In addition, because our executive compensation programs have typically not changed materially from year to year and are designed to operate over the long-term and to enhance long-term performance, we are concerned that an annual advisory vote on executive compensation could lead to short-term perspective inappropriately bearing on our executive compensation programs. Finally, although we believe that holding an advisory vote on executive compensation every three years will reflect the right balance of considerations in the normal course, we will periodically reassess that view and can provide for an advisory vote on executive compensation on a more frequent basis if changes in our compensation programs or other circumstances suggest that a more frequent vote would be appropriate.

Because your vote is advisory, it will not be binding upon the board of directors. However, our Board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct an advisory vote on the compensation of our named executive officers as it deems appropriate. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

We recommend that you vote for conducting an advisory vote on the compensation of our named executive officers every 3 years, beginning with the 2011 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR CONDUCTING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY 3 YEARS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 4, 2011, except as otherwise indicated in the relevant footnote, by (1) each person or group that we know beneficially owns more than 5% of our common stock, (2) each of our directors and the director nominees, (3) our chief executive officer, and our four most highly compensated executive officers other than our chief executive officer for the fiscal year ended December 31, 2010, collectively referred to in this proxy statement as the “named executive officers,” and (4) all current executive officers and directors as a group. Unless otherwise indicated, the address of each person identified below is c/o ViroPharma Incorporated, 730 Stockton Drive, Exton, Pennsylvania 19341. The percentages of beneficial ownership shown below are based on 75,927,672 shares of our common stock outstanding as of April 4, 2011, unless otherwise stated. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes those securities over which a person may exercise voting or investment power. In addition, shares of common stock which a person has the right to acquire upon the exercise of stock options or the exercise or conversion of other securities that are exercisable for or convertible into shares of our common stock within 60 days of April 4, 2011 are deemed outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated in the footnotes to this table or as affected by applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

Beneficial Owner	# of Shares Beneficially Owned	% of Shares Beneficially Owned
5% Stockholders
Julian and Felix Baker(1)	10,462,071	13.8%
BlackRock, Inc.(2)	7,052,328	9.3%
Dimensional Fund Advisors LP(3)	4,935,801	6.5%
Palo Alto Investors, LLC(4)	4,897,106	6.4%

Directors and Executive Officers(5)
Vincent J. Milano	733,043	*
Thomas F. Doyle	594,193	*
Colin Broom, M.D.	488,367	*
Daniel Soland	377,812	*
Paul A. Brooke	265,000	*
Robert Pietrusko	220,736	*
William D. Claypool	130,000	*
Robert J. Glaser	121,860	*
Charles A. Rowland	108,495	*
John R. Leone	87,000	*
Howard H. Pien	97,500	*
Michael R. Dougherty	70,000	*

All directors and executive officers as a group (12 persons)	3,329,006	4.4%

*	Represents less than 1% of the outstanding shares of our common stock.
(1)	As reflected in a Schedule 13G/A dated February 14, 2011 filed on behalf of Messrs. Felix J. and Julian C. Baker each with an address at 667 Madison Avenue, New York, NY 10021. In such filing, Felix J. and Julian C. Baker are identified as having ownership of entities that have the power to control the investment decisions of the limited partnerships Baker/Tisch Investments, L.P., Baker Bros. Investments, L.P., Baker Bros. Investments II, L.P., Baker Brothers Life Sciences, L.P., 14159, L.P., 667, L.P. and may each be deemed to be beneficial owners of shares owned by such entities and may be deemed to have shared power to vote or direct the vote of and shared power to dispose or direct the disposition of such securities.
(2)	As reflected in a Schedule 13G dated February 9, 2011 filed on behalf of BlackRock, Inc. with an address of 55 East 52nd Street New York NY 10055.

(3)	As reflected in a Schedule 13G dated February 11, 2011 filed on behalf of Dimensional Fund Advisors LP with an address of Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746. In such filing, Dimensional Fund Advisors LP states that it is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of this Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by this Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.
(4)	As reflected in a Schedule 13G/A dated February 11, 2011 filed on behalf of Palo Alto Investors, LLC (PAI); Palo Alto Investors; William Leland Edwards; and Anthony Joonkyoo Yun, MD, each with an address of 470 University Avenue, Palo Alto, CA 94301. In such filing, PAI states that PAI is a registered investment adviser and is the general partner and investment adviser of investment limited partnerships and is the investment adviser to other investment funds. It further states that PAI’s clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Stock and no client separately holds more than five percent of the outstanding stock of the company. In addition the filing identifies that Palo Alto Investors is the manager of PAI, Mr. Edwards is the controlling shareholder of Palo Alto Investors, Dr. Yun is the President of PAI and Palo Alto Investors and the filing is made jointly, but not as members of a group, and each of them expressly disclaims membership in a group. Each of PAI, Palo Alto Investors, Mr. Edwards and Dr. Yun disclaims beneficial ownership of the stock of the company, except to the extent of that person’s pecuniary interest therein.
(5)	Includes the following shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of April 4, 2011:

Name	Shares Underlying Options
Vincent J. Milano	657,750
Thomas F. Doyle	541,749
Colin Broom, M.D.	469,615
Daniel Soland	306,249
Robert Pietrusko	217,999
Paul A. Brooke	105,000
Robert J. Glaser	85,000
John R. Leone	85,000
Howard H. Pien	82,500
Charles A. Rowland	79,999
William D. Claypool, M.D.	70,000
Michael R. Dougherty	70,000

The following report of the audit committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE

The audit committee of the board of directors is comprised of three non-employee directors. The role of the audit committee is to assist the board of directors in its oversight of our financial reporting process. The board of directors, in its business judgment, has determined that all members of the committee are “independent,” as required by applicable NASDAQ rules. The committee operates pursuant to a charter that was amended by the board of directors on May 20, 2005. As set forth in the charter, our management is responsible for the preparation, presentation and integrity of our consolidated financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion based on their audits conducted in accordance with standards of the Public Company Accounting Oversight Board (United States).

The audit committee assists the board of directors in monitoring (a) the integrity of our financial statements in compliance with Securities and Exchange Commission and other regulatory requirements; (b) the annual independent audit of our financial statements; and (c) the independent registered public accounting firm’s independence and qualifications. The audit committee also works to provide effective communication between our board of directors and our independent registered public accounting firm and to support management’s efforts to enhance the quality of our internal control structure.

Our independent registered public accounting firm is accountable to the audit committee, and the audit committee has ultimate authority to select, evaluate and replace our independent registered public accounting firm. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting, if any) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the audit committee.

In the performance of its oversight function, the committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the committee has received the written disclosures from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, as currently in effect, and has considered whether the provision of non-audit services by the independent registered public accounting firm to us is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the committee recommended to the board that the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 be filed with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE

Michael R. Dougherty (Committee Chairman)
Paul A. Brooke
John R. Leone

February 22, 2011

INDEPENDENT PUBLIC ACCOUNTANTS

During the fiscal years ended December 31, 2010 and 2009, fees in connection with services rendered by KPMG LLP, our independent registered public accounting firm, were as set forth below:

	Fiscal 2010	Fiscal 2009
Audit Fees	$519,000	$516,000
Audit-Related Fees	$0	$0
Tax Fees	$158,896	$143,540
All Other Fees	$2,400	$2,400

TOTAL	$680,296	$661,940

Audit fees consisted of fees for the audit of our annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, consents and assistance with and review of our documents filed with the Securities and Exchange Commission including related to capital-raising transactions.

Tax fees consisted primarily of fees for tax compliance, tax advice and tax planning services.

Other fees consisted of a fee paid to access an online accounting research tool provided by KPMG LLP.

Policy for Pre-Approval of Audit and Non-Audit Services

The audit committee’s policy is to pre-approve all audit services and all non-audit services that our independent auditor is permitted to perform for us under applicable federal securities regulations. To the extent permitted by the applicable regulations, the committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and pre-approval of certain engagements up to pre-determined dollar thresholds that are reviewed annually by the committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

All engagements of the independent auditor to perform any audit services and non-audit services have been pre-approved by the committee in accordance with the pre-approval policy. The policy has not been waived in any instance.

The audit committee may delegate pre-approval authority to the Chairman of the audit committee. The Chairman of the audit committee must report any decisions to the audit committee at the next scheduled meeting.

A representative of KPMG LLP is expected to be present at the annual meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

KPMG LLP has served as our independent registered public accounting firm since 1995. The audit committee has reappointed KPMG LLP as our independent accountants for the year ending December 31, 2011, and has further directed that management submit the selection of KPMG LLP as our independent registered public accounting firm for ratification by the stockholders at the annual meeting. Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our bylaws, Delaware corporate law or otherwise. The board of directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of KPMG LLP as our independent registered public accounting firm, the board of directors will reconsider whether to retain that firm for fiscal 2011.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011 AS DESCRIBED IN THIS PROPOSAL 4

STOCKHOLDER PROPOSALS FOR

THE 2012 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder desiring to present a proposal for inclusion in our proxy statement for the 2012 Annual Meeting of Stockholders must deliver the proposal to the Secretary at the address below not later than December 15, 2011. Only those proposals that comply with the requirements of Rule 14a-8 under the Exchange Act will be included in our proxy statement for the 2012 Annual Meeting.

Rule 14a-4(c) under the Exchange Act provides that if a proponent of a proposal fails to notify us at the address below at least 45 days prior to the month and day of mailing of the prior year’s proxy statement (or any date specified in an advance notice provision), then the management proxy holders will be allowed to use their discretionary voting authority with respect to the voting of proxies when the proposal is presented at the meeting, without any discussion of the matter in the proxy statement. With respect to our 2012 annual meeting of stockholders, if we are not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement, by March 1, 2012, the management proxy holders will be allowed to use their discretionary authority with respect to the voting of proxies.

Stockholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified in our by-laws. The by-laws require all stockholders who intend to make proposals at an annual meeting of stockholders to submit their proposals to the Secretary not fewer than 90 and not more than 120 days before the anniversary date of the previous year’s annual meeting of stockholders. The by-laws also provide that nominations for director may only be made by the board of directors or by a stockholder of record entitled to vote who sends notice to the Secretary not fewer than 90 nor more than 120 days before the anniversary date of the previous year’s annual meeting of stockholders. Any nomination by a stockholder must comply with the procedures specified in the by-laws. To be eligible for consideration at the 2012 Annual Meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement and any nominations for director must be received by the Secretary between January 24, 2012, and February 23, 2012. This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting. All submissions to, or requests from, the Secretary should be made to:

ViroPharma Incorporated

730 Stockton Drive

Exton, PA 19341

Attention: Corporate Secretary

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, certain of our officers and persons who own more than 10% of our common stock, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such common stock. These directors, officers and greater than 10% stockholders are required to furnish us with copies of all Section 16(a) forms which they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, our directors, officers and greater than 10% stockholders complied with all fiscal year 2009 Section 16(a) filing requirements applicable to them.

OTHER MATTERS

Our board of directors does not intend to bring any other matters before the annual meeting and has no reason to believe any other matters will be presented. If other matters properly do come before the meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as they deem appropriate.

The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

J. Peter Wolf
Vice President, General Counsel and Secretary

April 6, 2011

VIROPHARMA INCORPORATED

2011 Annual Meeting of Stockholders – May 23, 2011

SOLICITED ON BEHALF OF THE COMPANY AND APPROVED

BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Vincent J. Milano, Charles Rowland and J. Peter Wolf, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to appear at the Annual Meeting of Stockholders of ViroPharma Incorporated to be held on May 23, 2011 and at any continuation, postponement or adjournment thereof, and to vote all of the shares of ViroPharma Incorporated that the undersigned is entitled to vote, with all powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2011

You may access our proxy statement and our annual report to stockholders for the year ended December 31, 2010 at www.proxyvote.com.

ELECTION OF CLASS III DIRECTORS FOR A TERM OF THREE YEARS:

John R. Leone	FOR	☐	WITHHOLD AUTHORITY	☐
Vincent J. Milano	FOR	☐	WITHHOLD AUTHORITY	☐
Howard H. Pien	FOR	☐	WITHHOLD AUTHORITY	☐

ADVISORY VOTE ON EXECUTIVE COMPENSATION

FOR	☐	AGAINST	☐	ABSTAIN	☐

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

1 YR	☐	2 YRS	☐	3 YRS	☐	ABSTAIN	☐

RATIFICATION OF APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011

FOR	☐	AGAINST	☐	ABSTAIN	☐

(Please date and sign on reverse side)

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This proxy, when properly executed, will be voted as directed. If no directions to the contrary are indicated, the proxy agents intend to vote FOR the election as directors of the nominees named on this proxy card; FOR the advisory vote on executive compensation; 3 Years on the advisory vote on the frequency of the advisory vote on executive compensation; and FOR ratification of the appointment of KPMG as our independent registered public accounting firm.

A majority of the proxy agents present and acting in person, or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO ALL OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Receipt of ViroPharma Incorporated’s 2010 Annual Report and the Notice of the 2011 Annual Meeting and Proxy Statement relating thereto is hereby acknowledged.

Date: , 2011

Signature (s)

Please sign your name exactly as it appears hereon, indicating any official position or representative capacity. If Shares are registered in more than one name, all owners must sign.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE

PREPAID ENVELOPE.

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YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF THREE WAYS:

1.	VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple questions. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at

1-866-626-4508 on a touch-tone telephone

OR

2.	VOTE BY INTERNET:

Log-on to www.votestock.com

Enter your control number printed below

Vote your proxy by checking the appropriate boxes

Click on “Accept Vote”

OR

3.	VOTE BY MAIL: If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the postage prepaid envelope provided.

YOUR CONTROL NUMBER IS: